UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12

JOHN B. SANFILIPPO & SON, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JOHN B. SANFILIPPO & SON, INC.

1703 N. Randall Road

Elgin, Illinois 60123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held

October 29, 2014

TO THE STOCKHOLDERS:

The Annual Meeting of stockholders of John B. Sanfilippo & Son, Inc. will be held on Wednesday, October 29, 2014, at 10:00 A.M., Central Time, at 1707 N. Randall Road, Elgin, Illinois 60123, for the following purposes:

1.	Election of directors;

2.	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2015 fiscal year;

3.	Conduct an advisory vote to approve executive compensation;

4.	Approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan; and

5.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on September 2, 2014, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. A list of these stockholders will be available for inspection for 10 days preceding the meeting at 1707 N. Randall Road, Elgin, Illinois 60123 and will also be available for inspection at the Annual Meeting.

A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will be mailed to stockholders who were not mailed the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including this Proxy Statement and Annual Report, at the website address http://www.proxydocs.com/JBSS. All stockholders were either mailed the Internet Notice or mailed the printed proxy materials which include a proxy card. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card or Internet Notice. The internet availability of our proxy materials gives our stockholders fast and convenient access to our proxy materials, reduces the impact on the environment and reduces printing and mailing costs.

Whether or not a stockholder plans to attend the Annual Meeting and vote in person, we request that the stockholder read our proxy materials and submit the stockholder’s proxy vote. A stockholder submitting a proxy vote will not affect the stockholder’s right to attend the Annual Meeting and vote in person.

By Order of the Board of Directors

MICHAEL J. VALENTINE Secretary

Elgin, Illinois

September 15, 2014

John B. Sanfilippo & Son, Inc.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

October 29, 2014

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John B. Sanfilippo & Son, Inc., a Delaware corporation, of proxies for use at the annual meeting of our stockholders to be held on Wednesday, October 29, 2014, at 10:00 A.M., Central Time, at 1707 N. Randall Road, Elgin, Illinois 60123-7820, and at any postponement or adjournment thereof (the “Annual Meeting”). All shares of our Common Stock, $.01 par value (the “Common Stock”) and our Class A Common Stock, $.01 par value (the “Class A Stock”) entitled to vote at the Annual Meeting which are represented by properly submitted proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies.

Any stockholder who has submitted a proxy may revoke it by: (a) delivering a written notice of revocation to our Secretary prior to the exercise of the proxy at the Annual Meeting; (b) duly submitting a subsequent properly executed proxy (by Internet, telephone or mail) so that it is received by 5:00 P.M. Eastern Time on October 28, 2014 or (c) attending the Annual Meeting and voting in person. Any written notice of revocation should be received by our Secretary at 1703 N. Randall Road, Elgin, Illinois 60123-7820, Attention: Secretary, or hand delivered to the Secretary, before the closing of the polls at the Annual Meeting.

Unless the context otherwise requires, references herein to “we”, “us”, “our”, “the company” or “our company” refer to John B. Sanfilippo & Son, Inc. The mailing address of our principal executive offices is 1703 N. Randall Road, Elgin, Illinois 60123-7820.

A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will be mailed to stockholders who were not mailed the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including this Proxy Statement and our annual report, at the Internet website address http://www.proxydocs.com/JBSS . All stockholders holding shares of Common Stock on the record date were either mailed the Internet Notice, or mailed the printed proxy materials which include a proxy card. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card or Internet Notice.

This Proxy Statement was filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on September 15, 2014, and we expect to first send the Internet Notice to stockholders on or around September 17, 2014.

Record Date and Shares Outstanding

We had outstanding on September 2, 2014, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 8,452,205 shares of Common Stock (excluding 117,900 treasury shares, which are neither outstanding nor entitled to vote) and 2,597,426 shares of Class A Stock. The Common Stock is traded on the Nasdaq Global Select Market under the ticker “JBSS”. There is no established public trading market for the Class A Stock.

Voting and Quorum

Pursuant to our Restated Certificate of Incorporation (as amended, the “Restated Certificate”), so long as the total number of shares of Class A Stock outstanding is greater than or equal to 12 1/2 % of the total number of shares of Class A Stock and Common Stock outstanding, the holders of Common Stock voting as a class are entitled to elect such number (rounded to the next highest number in the case of a fraction) of directors as equals 25% of the total number of directors constituting the full Board of Directors. The holders of Class A Stock voting as a class are entitled to elect the remaining directors. With respect to all matters other than the election of directors or any matters for which class voting is required by law, the holders of Common Stock and the holders of Class A Stock will vote together as a single class, and the holders of Common Stock will be entitled to one vote per share of Common Stock and the holders of Class A Stock will be entitled to 10 votes per share of Class A Stock.

Our Restated Certificate does not entitle holders of Common Stock to cumulative voting. However, solely with respect to the election of directors, the Restated Certificate entitles, but does not require, each holder of Class A Stock, in person or by proxy, to either (a) vote the number of shares of Class A Stock owned by such holder for as many persons as there are directors to be elected by holders of Class A Stock (“Class A Directors”), or (b) cumulate said votes (by multiplying the number of shares of Class A Stock owned by such holder by the number of candidates for election as a Class A Director) and either (i) give one candidate all of the cumulated votes, or (ii) distribute the cumulated votes among such candidates as the holder sees fit.

The holders of Common Stock representing a majority of the votes entitled to be cast by stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for such meeting in order to transact any business. Where a separate vote by a class is required, a majority of the outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Proposals to be Voted Upon and the Board of Directors’ Recommendations

Four proposals are scheduled for stockholder consideration at the Annual Meeting, each of which is described more fully herein:

•	Election of directors (Proposal 1);

•	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2015 fiscal year (Proposal 2);

•	Advisory vote to approve executive compensation (Proposal 3); and

•	Approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan (Proposal 4).

The vote required and related matters for each of these proposals is as follows:

Proposal 1: Election of Directors

At the Annual Meeting, the holders of Common Stock voting as a class will be entitled to elect three of the nine directors. The holders of Class A Stock voting as a class will be entitled to elect the remaining six directors. Directors elected by holders of both Common Stock and Class A Stock are elected by a plurality of the votes cast for each such class.

The Board of Directors recommends a FOR vote for all of the director nominees listed herein. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR the election of all director nominees to be elected by holders of the class of shares covered by such proxy as listed herein.

If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.

Proposal 2: Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2015 Fiscal Year

Approval of the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the company’s Independent Registered Public Accounting Firm for the 2015 fiscal year requires the affirmative vote of the holders of shares representing a majority of the votes present or represented by proxy and entitled to vote by the holders of Common Stock and Class A Stock, voting together as one class.

The Board of Directors recommends a FOR vote for the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2015 fiscal year. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 2.

Proposal 3: Advisory Vote to Approve Executive Compensation

Pursuant to SEC rules, we are providing our stockholders with an advisory, nonbinding vote to approve the compensation paid to our named executive officers, as described in the Compensation Discussion and Analysis and Summary Compensation Table of this Proxy Statement.

The Board of Directors recommends a FOR vote for the advisory vote to approve executive compensation. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 3.

Proposal 4: Approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan

Approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan requires the affirmative vote of the holders of shares representing a majority of the votes present or represented by proxy and entitled to vote by the holders of Common Stock and Class A Stock, voting together as one class.

The Board of Directors recommends a FOR vote for the approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 4.

Effect of Abstentions

While the Board of Directors recommends that our stockholders vote in accordance with the recommendations set forth above, we also recognize that “abstain” votes are an option for proposals 2, 3, and 4. Please note, however, that any shares voting “abstain” are treated as shares present or represented and voting. Therefore, an “abstain” vote for proposal 2, 3, or 4 has the same effect as a vote “against” each respective proposal. For purposes of determining whether a quorum exists, abstentions will be counted as present.

Effect of Broker Non-Votes

Under applicable stock exchange rules, brokers and banks have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine”, such as the vote to ratify the appointment of the Independent Registered Public Accounting Firm (Proposal 2). On “non-routine” matters, such as the election of directors (Proposal 1), the advisory vote to approve executive compensation (Proposal 3) and the approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan (Proposal 4), these brokers and banks do not have discretion to vote uninstructed shares and thus are not entitled to vote on such proposals, resulting in a “broker non-vote” for those shares. Broker non-votes will not be counted for determining whether stockholders have approved a specific proposal; however, they will be counted as present for purposes of determining whether a quorum exists. We encourage all stockholders that hold shares through a broker or bank to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

Other Proposals

If other matters are properly presented for a vote at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for a vote at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Nine directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified. Three directors are to be elected by the holders of Common Stock voting as a class and the remaining six directors are to be elected by the holders of Class A Stock voting as a class. While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if any of the nominees for election shall be unable or shall fail to serve as a director, the holders of proxies shall vote such proxies for such other person or persons as shall be determined by such holders in their discretion or, so long as such action does not conflict with the provisions of our Restated Certificate relating to the proportion of directors to be elected by the holders of Common Stock, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

The Board of Directors recommends that the stockholders vote “FOR” each of the nominees listed herein.

We believe that each nominee listed below has the qualifications, skills and experience that are consistent with our requirements for the selection of directors and that, as a group, the Board of Directors functions collegially, constructively and effectively together in overseeing our business. Below in each nominee’s individual biography we identify and describe some of the specific qualifications, skills and experience that each nominee provides to the Board of Directors. However, the fact that we do not list a particular qualification, skill or experience for a nominee does not mean that the nominee does not possess that particular qualification, skill or experience.

NOMINEES FOR ELECTION BY THE HOLDERS OF COMMON STOCK

The name of and certain information regarding each nominee for election to our Board of Directors by the holders of Common Stock, as reported to us, is set forth below.

Governor Jim Edgar, Director, age 68 – Gov. Edgar served as a Distinguished Fellow at the University of Illinois Institute of Government and Public Affairs where he lectured from January 1999 to June 2014. He was also a Resident Fellow at the John F. Kennedy School of Government at Harvard University during the 1999 fall semester. Gov. Edgar served as Governor of the State of Illinois from January 14, 1991 through January 11, 1999. Prior to his election, Gov. Edgar served as the Illinois Secretary of State from 1981 to 1991. Gov. Edgar’s retirement from public office marked 30 years of state government service. Gov. Edgar currently serves on the board of directors of Horizon Group Properties, Inc. (since 2000), and previously served on the board of directors of Youbet.com, Inc. (from 2002 until June 2010) and Alberto Culver Company (from 2002 to 2011). Gov. Edgar has been a member of our Board of Directors since October 1999 and is a member of our Audit Committee and our Compensation Committee and is the Chairperson of our Corporate Governance Committee (the “Governance Committee”).

The Board of Directors has concluded that Gov. Edgar should serve as a director as a result of his demonstrated leadership and management skills as the former Governor of Illinois. In addition, as a result of his current and past service as a director on the boards of other companies, including a company that manufactures and markets consumer products, Gov. Edgar also provides our Board of Directors with significant expertise in the oversight of consumer-oriented companies and corporate governance procedures and practices.

Ellen C. Taaffe, Director, age 52 – Ms. Taaffe is the President of Smith-Dahmer Associates LLC, a research and brand strategy consulting firm established in 1991. Ms. Taaffe joined Smith-Dahmer Associates LLC following her resignation as Vice President of Brand Marketing and Corporate Officer of Whirlpool Corporation in 2009. Prior to Whirlpool Corporation, Ms. Taaffe served as Senior Vice President of Marketing and Corporate Officer at Royal Caribbean Cruises Ltd. from 2005 to 2007. Previously, Ms. Taaffe served as Vice President of Health and Wellness Strategy and Programming at PepsiCo from 2003 to 2005. She was Vice President of Marketing for the Convenience Foods Division of Frito-Lay, following PepsiCo’s acquisition of the Quaker Oats Company in 2001, where she was Vice President of Marketing for Quaker Snacks and Side Dishes. At Quaker, Ms. Taaffe held numerous positions in Brand Management and Sales Management from 1984 to 2001. Ms. Taaffe was appointed to our Board of Directors in January 2011 and is a member of our Compensation Committee, our Governance Committee and our Audit Committee.

The Board of Directors has concluded that Ms. Taaffe should serve as a director because of her extensive and diverse background in sales and marketing. Specifically, Ms. Taaffe’s experience in brand strategy for international consumer products companies provides us with a valuable resource as we continue to execute our corporate strategies and seek to expand the sales of our products.

Daniel M. Wright, Director, age 76 – Mr. Wright previously worked for Arthur Andersen LLP for 37 years as an auditor, where his clients consisted of privately-held and registered public companies. Mr. Wright was a Partner with Arthur Andersen LLP from 1973 through August 1998, and became a certified public accountant in 1968. Mr. Wright served on the board of directors of RC2 Corporation from 2003 until May 2010, where he was a member of its Audit Committee. Throughout his career, and since his retirement in 1998, Mr. Wright has been active in numerous civic and philanthropic organizations. Mr. Wright has been a member of our Board of Directors since October 2005 and is a member of our Compensation Committee and our Governance Committee and is the Chairperson of our Audit Committee.

The Board of Directors has concluded that Mr. Wright should serve as a director because of the extensive accounting and financial experience that he gained while serving as an auditor for over three decades. Mr. Wright’s in-depth knowledge of the audit and financial reporting requirements of public companies allows Mr. Wright to provide our company with a valuable perspective in accounting and other related matters.

NOMINEES FOR ELECTION BY THE HOLDERS OF CLASS A STOCK

The name of and certain information regarding each nominee for election to our Board of Directors by the holders of Class A Stock, as reported to us, is set forth below.

Jasper B. Sanfilippo, Jr., Chief Operating Officer, President, Assistant Secretary and Director, age 46 – Mr. Sanfilippo was appointed as a member of the Board of Directors in December 2003 upon the recommendation of our senior management and the unanimous approval of the Board of Directors. Mr. Sanfilippo has been employed by us since 1991 and in 2001 was named Executive Vice President Operations, retaining his position as Assistant Secretary, which he assumed in December 1995. He became our Senior Vice President Operations in August 1999 and served as Vice President Operations between December 1995 and August 1999. Prior to that, Mr. Sanfilippo was the General Manager of our Gustine, California facility beginning in October 1995, and from June 1992 to October 1995 he served as Assistant Treasurer and worked in our Financial Relations department. On May 8, 2006 our Board of Directors approved a succession plan finalized and adopted at the Board of Directors meeting held on November 6, 2006. Pursuant to the succession plan, Mr. Sanfilippo was elected as our Chief Operating Officer and President and he has since then continued to hold such positions. In May 2007, Mr. Sanfilippo was named as our Treasurer and held that position until January 2009. Mr. Sanfilippo has previously served on the Board of Directors of the National Pecan Shellers Association, an industry association of which our company is a member. Mr. Sanfilippo is the nephew of Mathias A. Valentine, a director of our company, the brother of Jeffrey T. Sanfilippo, an executive officer and director of the company, the brother of James J. Sanfilippo, a director of our company and the cousin of Michael J. Valentine, an executive officer and director of our company, and James A. Valentine, an executive officer of our company. Mr. Sanfilippo is also a first cousin by marriage of Timothy R. Donovan, a director of our company.

The Board of Directors has concluded that Mr. Sanfilippo should serve as a director as a result of his extensive knowledge of the nut industry, his operational and management experience and his leadership abilities. In addition, Mr. Sanfilippo brings to our Board of Directors an in-depth knowledge of our company due to his service as an employee since 1992 and his demonstrated leadership in managing the capital expenditures and increasing operational efficiencies of the company. Moreover, Mr. Sanfilippo is well-suited to serve as a director due to his continued engagement in new product development and branding efforts to provide our consumers with innovative product choices.

Jeffrey T. Sanfilippo, Chief Executive Officer and Chairman of the Board of Directors, age 51 – Mr. Sanfilippo has been employed by us since 1991 and was named our Executive Vice President Sales and Marketing in January 2001. Mr. Sanfilippo became a director of our company in August 1999 and was elected as our Chairman of the Board of Directors on October 30, 2008. He served as Senior Vice President Sales and Marketing from August 1999 to January 2001 and as General Manager West Coast Operations from September 1991 to September 1993. He served as Vice President West Coast Operations and Sales from October 1993 to September 1995. He served as Vice President Sales and Marketing from October 1995 to August 1999. On May 8, 2006 our Board of Directors approved a succession plan finalized and adopted at the Board of Directors meeting held on November 6, 2006. Pursuant to the succession plan, Mr. Sanfilippo was elected as our Chief Executive Officer and he has since then continued to hold such position. Mr. Sanfilippo is the nephew of Mathias A. Valentine, a director of our company, the brother of Jasper B. Sanfilippo, Jr., an executive officer and director of our company, the brother of James J. Sanfilippo, a director of our company, and the cousin of Michael J. Valentine, an executive officer and director of our company, and James A. Valentine, an executive officer of our company. Mr. Sanfilippo is also a first cousin by marriage of Timothy R. Donovan, a director of our company. Mr. Sanfilippo earned his Masters of Business Administration through a classroom executive evening program and is an active member of the Chicago chapter of the Young Presidents’ Organization.

The Board of Directors has concluded that Mr. Sanfilippo should serve as a director because, as our Chairman and Chief Executive Officer, he has demonstrated a deep understanding of our company, its operations and how to position the company for long-term growth through, among other things, the development and implementation of a comprehensive Strategic Plan. In addition, as Chairman and Chief Executive Officer of our company, Mr. Sanfilippo has significant leadership, marketing, product development and financial experience and is well-suited to provide the company with effective guidance in managing our company’s business.

James J. Sanfilippo, Director, age 52 –Mr. Sanfilippo is the President and CEO of Clear Lam Packaging, Inc. (“Clear Lam”), a commercial manufacturer of packaging for the food and medical industries. Mr. Sanfilippo became a director our company in October 2013. He has served in the role of President and CEO since 1999. Before Clear Lam, Mr. Sanfilippo served as the founder of MAP Systems LLC, a thermoforming packaging business. From 1995 to 1999, Mr. Sanfilippo served as a Vice President and Treasurer of our company where he was responsible for our Illinois operations and contract manufacturing. From 1992 to 1994, Mr. Sanfilippo served as Director of Contract Manufacturing for our company and from 1985 to 1991 served as a Product Manager for our company. Mr. Sanfilippo is the nephew of Mathias A. Valentine, a director of our company, the brother of Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr., both executive officers and directors of our company, the cousin of Michael J. Valentine, an executive officer and director of our company, and James A. Valentine, an executive officer of our company. Mr. Sanfilippo is also a first cousin by marriage of Timothy R. Donovan, a director of our company. Mr. Sanfilippo is an active member of the Chicago chapter of the Young Presidents’ Organization and has been responsible for a number of patents in the packaging industry.

The Board of Directors has determined that Mr. Sanfilippo should serve as a director because of his leadership and management experience as the President and CEO of a major packaging company servicing the food and medical industries. Mr. Sanfilippo also provides our Board with important experience in the contract packaging area and with insight into product offerings and presentations in order to execute our Strategic Plan. In addition, Mr. Sanfilippo offers our Board significant operational and supply chain expertise as well as an appreciation for our company’s operations over the last 25 years.

Mathias A. Valentine, Director, age 81 – Mr. Valentine was employed by us from 1960 until his retirement in January 2006. He was named our President in December 1995. He served as our Secretary from 1969 to December 1995, as our Executive Vice President from 1987 to October 1991 and as our Senior Executive Vice President and Treasurer from October 1991 to December 1995. He has been a member of our Board of Directors since 1969. Mr. Valentine was also a member of our Compensation Committee until April 28, 2004 and was a member of the Stock Option Committee until February 27, 1997 (when that Committee was disbanded). Mr. Valentine retired from our company on January 3, 2006. Mr. Valentine is the father of Michael J. Valentine, a director and an executive officer of our company, and James A. Valentine, an executive officer of our company. Mr. Valentine is the uncle of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors of our company and James J. Sanfilippo, a director of our company. Mr. Valentine is also the uncle by marriage of Timothy R. Donovan, a director of our company.

The Board of Directors has concluded that Mr. Valentine should serve as a director as a result of his in-depth knowledge of our company and the nut industry and deep appreciation of our company’s values and mission due to his service as an employee from 1960 until 2006, including as our former President. The Board of Directors believes that he provides a unique perspective regarding our company’s history and operations and is well-suited to provide guidance to the company as to the best methods to build our brands and provide long-term stockholder value.

Michael J. Valentine, Chief Financial Officer, Group President, Secretary and Director, age 55 – Mr. Valentine has been employed by us since 1987 and in January 2001 was named Executive Vice President Finance, Chief Financial Officer and Secretary. Mr. Valentine was elected as a director of our company in April 1997. Mr. Valentine served as our Senior Vice President and Secretary from August 1999 to January 2001. He served as Vice President and Secretary from December 1995 to August 1999. He served as our Assistant Secretary and General Manager of External Operations from June 1987 and 1990, respectively, to December 1995. On May 8, 2006 our Board of Directors approved a succession plan, which was finalized and adopted at the Board of Directors meeting held on November 6, 2006. Pursuant to the succession plan, Mr. Valentine was elected as our company’s Chief Financial Officer and Group President and he has since then continued to hold such positions. In February 2007, Mr. Valentine was appointed as Secretary of our company. Since 1999 and 2009 Mr. Valentine has served on the Board of Directors of the Peanut and Tree Nut Processors Association and the Board of Directors of the American Peanut Council, respectively, both of which are nut industry associations of which our company is a member. Mr. Valentine is the son of Mathias A. Valentine, a director of our company, the brother of James A. Valentine, an executive officer of our company, and the cousin of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors of our company, and James J. Sanfilippo, a director of our company. Mr. Valentine is also a first cousin by marriage of Timothy R. Donovan, a director of our company.

The Board of Directors has concluded that Mr. Valentine should serve as a director because of his extensive accounting and financial experience demonstrated through, among other things, obtaining two attractive credit facility amendment arrangements for our company in recent years. He also provides our Board of Directors with valuable knowledge of our company from his service as an employee since 1987 and our Chief Financial Officer since 2001, and an in-depth knowledge of our industry from his service as a member of the board of directors of two industry associations related to our core business. In addition, his position as Group President provides the Board of Directors with critical leadership and management experience.

Timothy R. Donovan, Director, age 58 – Mr. Donovan is the Executive Vice President, General Counsel and Chief Regulatory and Compliance Officer of Caesars Entertainment Corporation, the world’s largest gaming and resort company. Mr. Donovan joined Caesars in April 2009 upon his resignation as Executive Vice President, General Counsel and Corporate Secretary for Republic Services, Inc. which merged with Allied Waste Industries where Mr. Donovan held similar positions since April 2007. Mr. Donovan served in various senior positions with Tenneco Inc. (formerly known as Tenneco Automotive Inc.) from July 1999 until his resignation in February 2007, most recently as Executive Vice President, Strategy and Business Development, and General Counsel. In addition to his duties as General Counsel, Mr. Donovan also served as Managing Director of portions of Tenneco’s international operations from May 2001 through July 2005, including Asia (2001 through 2005), Australia (2004 through 2005) and South America (2001 through 2004), as a member of Tenneco’s board of directors from March 2004 until February 2007 and as a member of Tenneco’s Office of the Chief Executive from July 2006 until January 2007. Mr. Donovan was a partner in the law firm of Jenner & Block LLP from 1989 until his resignation in September 1999, and from approximately 1997 through 1999 served as the Chairman of the firm’s Corporate and Securities Department and as a member of its Executive Committee. Mr. Donovan joined Jenner & Block LLP in 1982 after serving as a staff trial attorney at the Chicago District Counsel’s Office of the Internal Revenue Service. Mr. Donovan was elected as a member of our Board of Directors in October 1999 and serves as a member of our Audit Committee, a member of our Governance Committee and the Chairperson of our Compensation Committee. Mr. Donovan is a nephew by marriage of Mr. Mathias A. Valentine, a director of our company, and the first cousin by marriage of Jasper B. Sanfilippo, Jr., Jeffrey T. Sanfilippo, Michael J. Valentine and James A. Valentine, each of whom is an executive officer and certain of whom are also directors of our company and James J. Sanfilippo, a director of our company.

The Board of Directors has concluded that Mr. Donovan should serve as a director because of the vast experience he has acquired serving as the general counsel for four publicly traded companies. In addition, Mr. Donovan’s experiences while holding executive officer positions for an automobile parts manufacturer have given him numerous insights into manufacturing and supply operations, as well as international operations, that make him an invaluable advisor to our company. Furthermore, as a former senior partner of a national law firm, Mr. Donovan also provides a key perspective as to legal issues facing companies of our size and complexity.

CORPORATE GOVERNANCE

Independence of the Board of Directors

On June 21, 2004, Jasper B. Sanfilippo, his spouse Marian Sanfilippo and their five children (two of whom are directors and executive officers of our company and one of whom is a director of our company) jointly filed a Schedule 13D indicating their intention to act together as a group. Amendments to the Schedule 13D were filed on March 21, 2007, January 16, 2008, September 10, 2009 and April 27, 2012. The Sanfilippo Group (as defined below) beneficially owns shares entitled to cast 51.5% of votes eligible to be cast on matters submitted to stockholders generally (other than the election of directors which are elected as described above). In addition, Mathias A. Valentine and Michael J. Valentine (both directors and current or former executive officers of the company) filed a Schedule 13D on April 27, 2012 restating their intention to continue to act together as a group. The Valentine Group (as defined below) beneficially owns shares entitled to cast 24.1% of votes eligible to be cast on matters submitted to stockholders generally (other than the election of directors which are elected as described above). On account of (a) the share ownership as described above and (b) the oral understanding between the members of the Sanfilippo Group and the Valentine Group not to cumulate their votes for the election of Class A Directors and to vote in a reciprocal manner for each other’s nominees, under Nasdaq Listing Rule 5615(c)(1), we qualify as a “controlled company.” Pursuant to the provisions of the Nasdaq rules applicable to controlled companies, we are not required to have (a) a majority of independent directors on our Board of Directors, (b) a nominations committee comprised solely of independent directors or (c) a compensation committee comprised solely of independent directors. Nevertheless, four of our nominees for election to the Board of Directors are independent, and our Compensation Committee and Governance Committee are comprised solely of independent directors.

Mathias A. Valentine is an uncle by marriage of Timothy R. Donovan and the Management Team (as defined below) members and James A. Valentine are cousins by marriage of Timothy R. Donovan. However, because Timothy R. Donovan is not considered a “family member” pursuant to the Nasdaq Listing Rules, and, for the reasons discussed below, he qualifies as an independent director pursuant to Nasdaq Listing Rule 5605(a)(2).

Director Independence

The Board of Directors has determined that Timothy R. Donovan, Gov. Jim Edgar, Ellen C. Taaffe and Daniel M. Wright are independent under Nasdaq Listing Rule 5605(a)(2) and that such directors have no material relationships with our company that would compromise their independence. At the Board of Directors meeting held on October 30, 2013, our Board of Directors reviewed the independence of the non-management independent directors in accordance with Nasdaq Listing Rule 5605(a)(2). In carrying out that review, our Board of Directors sought to determine whether there are or have been any relationships which would interfere with Timothy R. Donovan’s, Gov. Jim Edgar’s, Ellen C. Taaffe’s and Daniel M. Wright’s exercise of independent judgment in carrying out their responsibilities as directors. Specifically, our Board of Directors focused on their relationships with employees of our company and whether they, their family members or entities in which they have a significant interest, paid or received payments for property or services to or from our company. In particular, our Board of Directors considered Timothy R. Donovan’s familial relationships with the members of the Management Team, James A. Valentine, Jasper B. Sanfilippo, James J. Sanfilippo, Mathias A. Valentine and Roseanne Christman (our Director of Creative Services), and unanimously concluded that such relationships did not impact Timothy R. Donovan’s independence because, among other reasons, (a) his relationships with the Management Team, James A. Valentine, Jasper B. Sanfilippo, James J. Sanfilippo, Mathias A. Valentine and Roseanne Christman are sufficiently distant due to the fact that such relationships to those individuals are all based upon marriage and (b) in his role and experience as general counsel of multiple public companies, he has a full understanding of his responsibilities with respect to being an independent director.

Independence of the Compensation Committee and the Governance Committee

As a controlled company, under applicable Nasdaq Listing Rules, we are not required to maintain independent committees overseeing our compensation and nominating policies and practices. However, as a matter of good corporate governance, the Board of Directors has nevertheless determined that the best interests of our company and its stockholders are served by adopting such practices.

The Compensation Committee is comprised of Timothy R. Donovan, Chairperson, Gov. Jim Edgar, Ellen C. Taaffe and Daniel M. Wright. The Governance Committee is comprised of Gov. Jim Edgar, Chairperson, Timothy R. Donovan, Ellen C. Taaffe and Daniel M. Wright. Each member of the Compensation Committee and Governance Committee is an “independent director” as defined in Section 5605(a)(2) of the Nasdaq Listing Rules. In addition, each member of our Compensation Committee qualifies as (a) independent under Rule 10C-1 of the Exchange Act, (b) a “non-employee director” under Rule 16b-3 of the Exchange Act and (c) an “outside director” under 162(m) of the Internal Revenue Code (the “Code”).

Independence of the Audit Committee

The Board of Directors has determined that (a) each member of the Audit Committee is an “independent director” as defined in Section 5605(a)(2) of the Nasdaq Listing Rules and (b) each member of the Audit Committee is “independent” for purposes of Section 10A and Rule 10A-3 of the Exchange Act.

Board of Directors—Leadership Structure

The Board of Directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board of Directors (“Chairman”) and the Chief Executive Officer in any way that is in the best interests of our company and stockholders at any given point in time. The Board of Directors believes that the decision as to who should serve as Chairman and as Chief Executive Officer, and whether the offices should be combined or separate, should be assessed periodically by the Board of Directors, and that the Board of Directors should not be constrained by a rigid policy mandating that such positions be separate. The Board of Directors has determined that, in light of the current size of our company, the most efficient leadership structure is to combine the roles of Chairman and Chief Executive Officer and have Jeffrey T. Sanfilippo serve as such. Combining the roles of Chairman and Chief Executive Officer helps the Board of Directors make efficient and expeditious decisions, allows our company to tap fully Mr. Sanfilippo’s extensive knowledge of our industry and company and enables him to effectively exercise his proven leadership skills.

Furthermore, we believe that the combined office of the Chairman and the Chief Executive Officer puts an individual in the best position to focus the directors’ attention on the issues of greatest importance to the company and its stockholders, including issues related to strategy (including implementation of our company’s Strategic Plan) and risk management.

The relatively small size of our Board of Directors allows all directors, including the independent directors, to play a very active role in all Board of Directors functions. We have not identified any independent director as the “lead independent director.” Three out of our four independent directors serve as the chairperson of one of the three committees of the Board of Directors and all four independent directors are the only members on these committees. The independent directors, through their committee meetings, hold regular executive sessions without the attendance of management at which discussions are facilitated by the chairperson of the respective committees regarding the committee’s work and responsibilities, as well as any other matters which require further deliberation or consideration. The Board of Directors feels that it is unnecessary to distinguish one of the independent directors as a “lead independent director” at this time, although the Board of Directors will periodically assess, if appropriate, whether a lead independent director or presiding director should be appointed.

Board of Directors—Role in Risk Oversight

Throughout the year, risk management is an integral part of the deliberations of the Board of Directors and its committees. Importantly, the Board of Directors reviews and periodically receives updates on and helps formulate our company’s Strategic Plan, taking into account, among other considerations, our company’s risk profile and potential exposures. In addition, the Board of Directors receives regular reports from management regarding specific risks that the Board of Directors or management has identified as important for the Board of Directors’ review and input. The Board of Directors’ risk oversight function is also implemented through its committees. Although the Board of Directors as a whole has the ultimate responsibility for risk oversight, its committees also help oversee the company’s risk profile and exposures relating to matters within the scope of their authority and each committee reports to the Board of Directors about their deliberations and findings.

Specifically, the Compensation Committee reviews risks associated with our compensation programs, to ensure that incentive compensation programs do not encourage inappropriate risk-taking by management or employees. The Compensation Committee determined in fiscal 2014 that the company’s compensation programs do not encourage inappropriate risk-taking and the company’s compensation programs would be unlikely to have a material adverse effect upon the company. The Governance Committee considers risks related to our company’s corporate governance. The Audit Committee considers risks relating to the company’s accounting and finance functions, internal controls, related party transactions and disclosure and financial reporting.

The Board of Directors’ role in risk oversight of our company is consistent with our company’s current leadership structure because the combined office of Chairman and Chief Executive Officer enables our current Chairman and Chief Executive Officer, Jeffrey T. Sanfilippo, to more efficiently identify and effectively oversee our company’s risks and report his conclusions and recommendations regarding such risks to the full Board of Directors.

In addition, our company has a Risk Assessment Committee, chaired by William R. Pokrajac, Vice President of Risk Management and Investor Relations, and consisting of James A. Valentine, Chief Information Officer, Christopher H. Gardier, Senior Vice President of Consumer Sales, Michael E. Norsen, Operations Manager, Michael J. Finn, Director of Financial Reporting and Taxation, Brenda Cannon, Vice President of Food Safety/Quality, Walter S. Kowal, Internal Audit Manager, Thomas J. Fordonski, Senior Vice President, Human Resources and John A. Accardo, Vice President of International Sales, to aid further the Board of Directors and its committees in reviewing the risks which face our company, including risks related to compensation policies and practices, food safety and quality, cybersecurity and information technology, international operations and general enterprise risks. The Risk Assessment Committee meets quarterly and delivers a report to the Board of Directors about their findings and general discussions. With respect to supply procurement risks, our Senior Vice President of Procurement and Commodity Risk Management, Walter R. Tankersley, provides regular updates to management and, from time to time, provides updates to the Board of Directors and the Audit Committee as appropriate.

Board Meetings and Committees

Board of Directors

It is expected that each member of the Board of Directors will be available to attend all regularly scheduled meetings of the Board of Directors and all regularly scheduled meetings of the committees on which a director serves, as well as our annual meeting of stockholders, after taking into consideration the director’s other business and professional commitments. Each director is expected to make his or her best effort to attend all of the special meetings of the Board of Directors and of the committees on which a director serves.

Our Board of Directors held eight meetings during fiscal 2014. All directors attended at least 75% of the meetings of the Board of Directors. All directors attended at least 75% of the meetings of the committees of the Board of Directors on which they served. All directors attended the 2013 annual meeting of stockholders. The separately-designated standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Governance Committee. Each committee has adopted a charter which governs its activities. These committee charters are available on our website at www.jbssinc.com.

Compensation Committee

The Compensation Committee is comprised of Timothy R. Donovan, Chairperson, Gov. Jim Edgar, Ellen C. Taaffe and Daniel M. Wright. The Compensation Committee held six meetings during fiscal 2014.

The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the salaries, equity grants, incentive compensation and other compensation of executive officers and non-management directors (management directors are not separately compensated for their service as directors) other than for certain related parties, the review and final ratification of which is handled by the Audit Committee. See “Review of Related Party Transactions—Compensation Arrangements” below. The Compensation Committee may solicit recommendations as to compensation of non-management directors and executive officers from other members of the Board of Directors and executive officers. The Compensation Committee reviews market comparisons of the compensation of the Chief Executive Officer and other executive officers that are prepared by its independent compensation consultant and our company.

In carrying out its purposes, the Compensation Committee is authorized to take all actions that it deems necessary or appropriate, it may draw upon and direct such internal resources of our company as it deems necessary, and it may engage such compensation consultants and other advisors as it deems desirable, at the cost and expense of the company. The Compensation Committee has the sole authority to retain and terminate any such consultant or advisor, including the sole authority to determine fees and terms of retention. The Compensation Committee is also authorized to establish a subcommittee, delegate to it the responsibilities provided for under the Compensation Committee’s charter, and grant to it as much authority, including the full authority of the Compensation Committee, as the Compensation Committee deems necessary or appropriate, so long as the member or members of such subcommittee are independent directors as contemplated by the Compensation Committee’s charter.

In fiscal 2014, the Compensation Committee directly engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, to, among other things, review the proposed fiscal 2014 base salaries, conduct certain market analysis with respect to the compensation of executive officers and non-employee directors, review the SVA Plan and its related targets, advise the Compensation Committee regarding the fiscal 2014 equity awards grants pursuant to the 2008 Equity Incentive Plan, as amended (the “2008 Plan”) advise the compensation on the terms of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan (as contained in Proposal 4 to this proxy statement) and generally advise the Compensation Committee on the compensation of our executive officers and our non-management directors.

Compensation Committee Interlocks and Insider Participation

During fiscal 2014, Timothy R. Donovan (the Chairperson of the Compensation Committee), Gov. Jim Edgar, Ellen C. Taaffe and Daniel M. Wright served as the sole members of the Compensation Committee. Neither Gov. Jim Edgar, Daniel M. Wright, Ellen C. Taaffe nor Timothy R. Donovan (a) was, during the fiscal year, an officer or employee of the company, (b) was formerly an officer of the company or (c) had any related party transactions with the company other than those disclosed in “Review of Related Party Transactions” below.

No executive officer of our company served on the board of directors or the compensation committee of another company which had any of its officers or directors serving on our Compensation Committee or on our Board of Directors at any time during fiscal 2014.

Corporate Governance Committee

The Governance Committee was formed in order to, among other things, make director nominee recommendations to the Board of Directors and to assist our company in refining its corporate governance policies and procedures. The Governance Committee is comprised of Gov. Jim Edgar, Chairperson, Timothy R. Donovan, Ellen C. Taaffe and Daniel M. Wright. The Governance Committee held four meetings during fiscal 2014.

The Governance Committee reviews candidates considered for election to the Board of Directors. The Governance Committee reviews and makes recommendations on matters related to the practices, policies and procedures of the Board of Directors and the committees of the Board of Directors. The Governance Committee has the lead role in shaping our overall system of corporate governance. As part of its duties, the Governance Committee assesses the size, structure and composition of the Board of Directors and committees of the Board of Directors, including director qualifications, director tenure and director succession planning, and helps coordinate the performance evaluation of the Board of Directors and the committees of the Board of Directors.

Audit Committee

The Audit Committee provides oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance. The Audit Committee also has the sole authority to: (a) retain and terminate the Independent Registered Public Accounting Firm that audits our annual consolidated financial statements, (b) evaluate the independence of the auditors and (c) arrange with the auditors the scope of their audit. Additionally, the Audit Committee reviews our audited financial statements with management and the Independent Registered Public Accounting Firm, recommends whether such audited financial statements should be included in our Annual Report on Form 10-K and prepares a report to stockholders to be included in this Proxy Statement. Further, the Audit Committee reviews related party transactions as more specifically described under “Review of Related Party Transactions” below.

The Audit Committee is comprised of the independent directors Daniel M. Wright, Chairperson, Timothy R. Donovan, Gov. Jim Edgar and Ellen C. Taaffe. The Audit Committee held five meetings during fiscal 2014.

The Board of Directors has determined that Mr. Wright, the Chairperson of the Audit Committee, and Mr. Donovan, a member of the Audit Committee, are “audit committee financial experts” as defined by the SEC. With respect to its assessment of whether Messrs. Wright and Donovan are “audit committee financial experts”, the Board of Directors considered, among other things, Messrs. Wright and Donovan’s experience as described under “Nominees for Election by the Holders of Common Stock” and “Nominees for Election by the Holders of Class A Stock”, respectively.

Stockholder Communication with Directors

We recognize the importance of providing our stockholders with the ability to communicate with members of the Board of Directors. Accordingly, we have established a policy for stockholder communications with directors. This policy is not intended to cover communications of complaints regarding accounting or auditing matters, or human resources complaints, with respect to which we have established the “Anonymous Incident Reporting System for Accounting and Auditing Matters”, which is posted on our website at www.jbssinc.com . Stockholders wishing to communicate with the Board of Directors as a whole, or with certain directors individually, may do so by sending a written communication to the following address:

John B. Sanfilippo & Son, Inc.

Stockholder Communications with Directors

Attn: Corporate Secretary

1703 N. Randall Road

Elgin, Illinois 60123-7820

Each stockholder communication should include an indication of the submitting stockholder’s status as a valid stockholder in order to submit such communication. Each such communication will be received for handling by our Secretary for the sole purpose of determining whether the contents represent a communication to the Board of Directors or to an individual director. The Secretary will maintain originals of each communication received and will provide copies to the addressee(s) and any appropriate committee(s) or director(s) based on the expressed desire of the communicating stockholder. The Board of Directors, the committee(s) or the applicable individual director(s) may elect to respond to the communication as each deems appropriate.

DIRECTOR NOMINATIONS

Director Qualifications

While there is no single set of characteristics required to be possessed by each member of the Board of Directors, the Governance Committee will consider whether to nominate a candidate for director based on a variety of criteria, including, but not limited to: (a) the candidate’s personal integrity; (b) whether the candidate has demonstrated achievement in one or more forms of business, professional, governmental, communal, scientific or educational endeavors sufficient to enable the candidate to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making regarding the array of complex issues facing our company; (c) the candidate’s level of familiarity with our business and competitive environment; (d) the candidate’s ability to function effectively in an oversight role; (e) the candidate’s understanding of the issues affecting a public company of a size and complexity similar to our company; and (f) whether the candidate has, and is prepared to devote, adequate time to the Board of Directors and its committees. Under exceptional and limited circumstances, the Governance Committee may approve the candidacy of a candidate notwithstanding the foregoing criteria if the Governance Committee believes the service of such a nominee is in our best interests and those of our stockholders.

In selecting candidates, the Governance Committee and the Board of Directors take diversity into account, seeking to ensure a representation of varied perspectives and experience, although neither the Governance Committee nor the Board of Directors has prescribed specific standards for diversity or adopted a specific diversity policy.

However, the Governance Committee considers certain items to be minimum requirements for nomination to our Board of Directors. Those requirements are: (a) a commitment to the duties and responsibilities of a director; (b) the ability to contribute meaningfully to the Board of Directors’ supervisory management of the company and its officers; and (c) an outstanding record of integrity in prior professional activities.

In addition, the Governance Committee ensures that:

•

at least three of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the principal stock market on which our common shares are listed for trading;

•	all members of the Audit Committee satisfy the financial literacy requirements required under the rules of the principal stock market on which our common shares are listed for trading;

•	at least one of the Audit Committee members qualifies as an audit committee financial expert under the rules of the Commission; and

•	at least one of the independent directors has experience as a senior executive at a public company or a substantially-large private company.

In selecting a nominee for our Board of Directors, the Governance Committee may receive suggestions from many different groups including, but not limited to, the company’s current and former executive officers and directors, and such suggestions may or may not be in response to a request from the Governance Committee. As described below, the Governance Committee will also consider nominations from stockholders. From time to time, the Governance Committee may engage a third party for a fee to assist it in identifying potential director candidates.

After identifying a potential director nominee and deciding to further pursue the potential nominee, the Governance Committee will then evaluate the potential nominee by using information collected from a variety of sources. Those sources include, but are not limited to, publicly available information, information provided by knowledgeable members of the company and information provided by the potential candidate. The Governance Committee may contact the potential nominee to determine his or her interest and willingness to serve as a director and may conduct one or more in-person or telephonic interviews with the potential candidate. The Governance Committee may contact references of the potential candidate or other members of the professional community who may have relevant knowledge of the potential candidate’s qualifications and successes. The Governance Committee may compare the potential candidate’s information to all such information collected for other potential candidates.

Director Succession Planning

From time to time, the holders of Class A Stock have discussed with the Governance Committee director succession planning and processes with respect to the Class A Directors. In doing so, the holders of Class A Stock have identified potential director candidates, considered their characteristics with the criteria listed in “Director Qualifications” above and evaluated their specific skills among a number of factors the holders of Class A Stock consider important. As part of these discussions, the holders of Class A Stock determined that it would be in the best interest of stockholders to nominate the slate of Class A Directors as set forth under Proposal 1, which includes Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., James J. Sanfilippo, Timothy R. Donovan, Mathias A. Valentine and Michael J. Valentine. The Governance Committee intends to continue these discussions and processes with the holders of Class A Stock on an ongoing basis, as necessary.

In addition, the Governance Committee has had discussions, from time to time, regarding director tenure and the overall skills possessed by each member of the Board of Directors to help ensure that the Board of Directors possesses the necessary perspectives to oversee management and effectively monitor the company’s operations. Through the evaluation process conducted by the Board of Directors and each committee, each director is afforded the opportunity to provide their view regarding the Board of Directors and each committee’s performance.

Nominations of Directors by Stockholders

The Governance Committee does not solicit, but will consider, nominees for director submitted by holders of our Common Stock and Class A Stock. The Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders as it uses for all other candidates, although the number of shares held by the proposing stockholder and the length of time such shares have been held may be considered by the Governance Committee.

Stockholders wishing to have the Governance Committee consider a director nominee may do so by sending notice of the nominee’s name, biographical information and qualifications to:

Governance Committee

c/o Corporate Secretary

John B. Sanfilippo & Son, Inc.

1703 N. Randall Road, Elgin, Illinois 60123-7820

Under our company’s Bylaws and applicable law, all director nominations submitted by our stockholders must provide (a) all information relating to the nominee that is required to be disclosed in a solicitation of proxies for the election of directors in an election contest, or as is otherwise required, pursuant to and in accordance with Regulation 14A under the Exchange Act and (b) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected. In addition, such notice of a nominee shall include, among other matters, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on our company’s books, and of such beneficial owner, (b) the class and number of shares of stock of our company which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of the stock of our company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the nominee, and (d) a representation of whether the stockholder or the beneficial owner, if any, intends to or is part of a group which intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of our company’s outstanding capital stock required to elect the nominee and/or (ii) otherwise solicit proxies from stockholders in support of the nominee’s election. Our company may require any proposed nominee to furnish such other information as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as a director of our company and such other information as contained in our company’s Bylaws.

Please see “Stockholder Proposals for the 2015 Annual Meeting” below for the notice deadlines for stockholder’s director nominations to be considered for inclusion in our company’s proxy materials and stockholder’s director nominations to be presented at the 2015 annual meeting (but not to be included in our company’s proxy materials).

PROPOSAL 2: RATIFY THE AUDIT COMMITTEE’S APPOINTMENT OF PRICEWATERHOUSECOOPERS

LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm to examine our consolidated financial statements for the 2015 fiscal year, and to render other professional services as required, in accordance with our pre-approval policies and procedures described below. The Audit Committee and the Board of Directors, as a matter of company policy, are submitting the appointment of PricewaterhouseCoopers LLP to stockholders for ratification.

If the stockholders do not vote on an advisory basis in favor of the appointment of PricewaterhouseCoopers LLP as our company’s Independent Registered Public Accounting Firm, the Audit Committee will reconsider whether to engage PricewaterhouseCoopers LLP but may ultimately determine to engage PricewaterhouseCoopers LLP or another audit firm without re-submitting the matter to stockholders. Even if the stockholders vote in favor of the selection of PricewaterhouseCoopers LLP, the Audit Committee may, in its sole discretion, terminate the engagement of PricewaterhouseCoopers LLP and direct the appointment of another Independent Registered Public Accounting Firm at any time during the year.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Aggregate fees billed by our Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

Type of Service	2014	2013
Audit Fees(1)	$800,000	$894,650
Audit Related Fees	—	—
Tax Fees(2)	90,000	15,000
All Other Fees(3)	2,700	2,700

Total(4)	$892,700	$912,350

(1)	Comprised of services for the audit of our annual financial statements, the audit of our internal control over financial reporting, reviewing of our quarterly financial statements, consents and reviewing documents to be filed with the SEC.

(2)	Comprised of fees billed for tax advice.

(3)	Comprised of the licensing of accounting technical research software.

(4)	The actual amount paid by us is different than the total amount as stated here due to the variations in the timing of the billing cycles between our company and PricewaterhouseCoopers LLP.

Reports on our Independent Registered Public Accounting Firm’s projects and services are presented to the Audit Committee on a regular basis. The Audit Committee is solely responsible for the engagement of our Independent Registered Public Accounting Firm. The Audit Committee has established pre-approval policies and procedures in order for our Independent Registered Public Accounting Firm to perform all audit services and permitted non-audit services. These pre-approval policies and procedures allow for pre-approval of certain designated services, depending on the type of service. All services not subject to general pre-approval must be specifically pre-approved by the Audit Committee. Under the pre-approval policies and procedures, the Audit Committee may delegate pre-approval responsibilities to its chairperson or any other member or members. All of the fees described above were approved by the Audit Committee pursuant to our pre-approval policies and procedures.

The Board of Directors recommends a vote “FOR” ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2015 fiscal year.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the company’s Independent Registered Public Accounting Firm for fiscal 2014, the company’s audited financial statements as of and for the year ended June 26, 2014. Management is responsible for the company’s financial reporting process, including maintaining a system of internal controls, and is responsible for preparing the consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). PricewaterhouseCoopers LLP is responsible for auditing those financial statements and for giving an opinion regarding the conformity of the financial statements with GAAP. Additionally, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed with management, the company’s internal auditors and PricewaterhouseCoopers LLP, management’s report on the operating effectiveness of internal control over financial reporting, including PricewaterhouseCoopers LLP’s related report.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required by revised Auditing Standard No. 16 Communications with Audit Committees and other relevant auditing standards adopted by the PCAOB. In addition, the Audit Committee has received and reviewed the written disclosures and letter from PricewaterhouseCoopers LLP regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, as required by Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board (such Ethics and Independence Rule superseded Independence Standard No. 1, Independence Discussions with Audit Committees ). Also, the Audit Committee has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP, including whether PricewaterhouseCoopers LLP’s independence is compatible with PricewaterhouseCoopers LLP providing non-audit services to the company. Based on the foregoing discussions and reviews, the Audit Committee is satisfied with the independence of PricewaterhouseCoopers LLP.

In reliance on the reviews and discussions described above and the report of PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended June 26, 2014, for filing with the Commission.

Respectfully submitted by all of the members of the Audit Committee of the Board of Directors.

Daniel M. Wright, Chairperson

Timothy R. Donovan

Governor Jim Edgar

Ellen C. Taaffe

The information contained in the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by SEC rules, we are providing our stockholders with an advisory, nonbinding vote to approve the compensation paid to our named executive officers, as we have described it in the Compensation Discussion and Analysis and Summary Compensation Table of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Compensation Committee oversees our executive compensation program. The Compensation Committee recommends changes to the executive compensation program and recommends the awards of executive compensation to be paid as appropriate to reflect our performance and to promote the main objectives of the program. These objectives include helping us attract, motivate, reward and retain superior leaders who are capable of creating sustained, lasting value for our stockholders, and to promote a performance-based culture that is intended to align the interests of our executives with those of our stockholders.

Highlights of our program include:

•

Our “pay for performance” orientation. As set forth more fully in the Compensation Discussion and Analysis and related Summary Compensation Table, the company exceeded targeted levels of financial performance and therefore incentive compensation was awarded to our named executive officers to reflect such performance for fiscal 2014;

•	Our named executive officers do not have employment agreements;

•	Our named executive officers have entered into clawback agreements entitling the company to recover payments made to executives who engage in certain types of misconduct;

•	Providing limited perquisites and personal benefits awarded to the executives as set forth in the Summary Compensation Table and related disclosure;

•	Awarding restricted stock units to encourage our executives to remain with the company long-term and to align further their interests with the interests of our stockholders; and

•

Total direct compensation for the Management Team that currently is below the 50th percentile of a certain peer group of companies as determined by the Compensation Committee’s independent compensation consultant.

We are asking our stockholders to indicate their support for the compensation paid to our named executive officers by casting a FOR vote on this proposal. We believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately in light of our goals and business and is adequately working to ensure that executives’ interests are aligned with our stockholders’ interests to support long-term value creation.

You may vote for or against the following resolution, or you may abstain. This vote is not intended to address any specific item or the policies generally regarding executive compensation, but rather the overall compensation paid to our named executive officers.

While this vote is advisory and not binding on our company, the Board of Directors and the Compensation Committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions. For information on how our Compensation Committee considered the 2013 advisory vote on executive compensation, see “Response to the 2013 Advisory Vote on Executive Compensation” as set forth below. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Stockholder Communications with Directors” as set forth in this Proxy Statement.

The Board of Directors recommends a vote “FOR” the advisory vote to approve executive compensation.

PROPOSAL 4: APPROVAL OF THE JOHN B. SANFILIPPO & SON, INC. 2014 OMNIBUS INCENTIVE PLAN

On June 19, 2014, the Compensation Committee recommended that the Board of Directors approve the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan (the “Omnibus Plan”). On June 19, 2014, the Board of Directors approved the Omnibus Plan, subject to stockholder approval at the Annual Meeting. If approved by a majority of the votes cast by holders of the shares of Common Stock and Class A Stock, voting as a single class, voting in person or by proxy at the Annual Meeting, the Omnibus Plan will become effective as of October 29, 2014 (the “Effective Date”).

Purpose of the Omnibus Plan—Cash and Equity Compensation

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, awards of cash and equity both play an important role in our compensation system. Cash and equity awards also help our company remain competitive in attracting and retaining highly qualified employees upon whom, in large measure, the future success of our company depend.

The purpose of the Omnibus Plan is to foster and promote the long-term financial success of the company by (i) motivating superior performance by means of performance-related incentives, (ii) encouraging and providing for the acquisition of an ownership interest in the company by Omnibus Plan participants (including employees, executive officers and nonemployee directors), and (iii) enabling the company to attract and retain qualified and competent persons as employees of the company and to serve as members of the Board of Directors upon whose judgment, interest, and performance are required for the successful operations of the company.

Approving the Omnibus Plan would further these objectives by allowing the company to continue to grant equity compensation for approximately seven to ten years, based on prevailing historical granting practices, and to grant performance-based equity awards and performance-based cash compensation that are designed to meet the requirements of performance-based compensation under Section 162(m) of the Code (“Performance Based Compensation”). If the Omnibus Plan is not approved, the company does not expect to have sufficient shares to meet its anticipated equity compensation program after the 2015 fiscal year under the company’s existing 2008 Plan. See “Determination of Number of Shares for the Omnibus Plan” below.

Determination of Number of Shares for the Omnibus Plan

If the Omnibus Plan is approved, the aggregate number of shares of Common Stock that will be available for issuance pursuant to awards under the Omnibus Plan will be 1,000,000. In setting the 1,000,000 share limit, the Compensation Committee and the Board of Directors considered the following material factors:

•	Shares currently available under the 2008 Plan, and how long the available shares under the 2008 Plan are expected to last.

•	Historical equity award granting practices, including the company’s three-year average share usage rate (also known as the company’s “burn rate”).

•	Expected dilution.

•	Previous authorization of shares under the 2008 Plan.

Each of these factors is further discussed below.

Historical Equity Granting Practices and Information on Previous Equity Usage

In setting and recommending to stockholders the number of shares authorized under the Omnibus Plan, the Compensation Committee and the Board of Directors considered the number of equity awards granted under the 2008 Plan in recent years and discussed the number of shares intended to be granted in fiscal 2015 and beyond, assuming different scenarios. In fiscal 2012, 2013 and 2014, the company granted to employees and nonemployee directors approximately 78,000, 69,294, and 68,710, respectively, of the shares authorized under the 2008 Plan.

The Compensation Committee and the Board of Directors also considered the company’s three-year average burn rate (2012-2014) of approximately 1.3%, which is lower than the industry thresholds established by certain major proxy advisory firms. Due to the Management Team’s significant ownership of Class A Stock, the company has been conservative in the granting of equity in recent years to the CEO, CFO and COO, while reasonable in granting equity to other executive officers and nonemployee directors. In fiscal 2014, we granted equity under the 2008 Plan to 16 employees and 6 nonemployee directors

Based on historical granting practices and the recent trading prices of the Common Stock, the Omnibus Plan is currently expected to cover equity awards for approximately seven to ten years.

If the Omnibus Plan is approved, no further awards will be granted under the 2008 Plan. In addition, per the terms of the Omnibus Plan, all of the existing shares under the 2008 Plan will be subsumed into and as a part of the 1,000,000 authorized shares under the Omnibus Plan (other than shares reflecting awards that are currently outstanding under the 2008 Plan). As a result, 599,705 shares that were authorized for issuance under the 2008 Plan, but not granted to participants, will be transferred to the Omnibus Plan. The Omnibus Plan will contain 400,295 shares, which were not previously authorized for issuance under the 2008 Plan but will be authorized for issuance under the Omnibus Plan.

As of September 2, 2014, 8,452,205 shares of our Common Stock were outstanding. Under the 2008 Plan and the 1998 Plan (the “Prior Plans”), there are:

•	62,500 options outstanding, with a weighted average exercise price of $14.03 and a weighted average remaining term of 1.82 years; and

•	201,308 RSUs outstanding.

If all 1,000,000 shares of stock were granted, the total dilution would be approximately 12.7%, based on 8,452,205 shares of our Common Stock outstanding.

Summary Description of the Omnibus Plan

The following is a summary of the principal features of the Omnibus Plan. The summary is not a complete description of all the terms of the Omnibus Plan and is qualified in its entirety by reference to the complete text of the Omnibus Plan, which is attached to this Proxy Statement as Annex A. To the extent there is a conflict between this summary and the actual terms of the Omnibus Plan, the terms of the Omnibus Plan will govern.

Eligibility and Award Types

The Omnibus Plan authorizes the following types of awards to be made to employees, officers or nonemployee directors of the company as designated by the Compensation Committee:

•

Restricted stock and restricted stock units, which represent the right to receive shares of Common Stock in the future, each of which are subject to certain restrictions and conditions set by the Compensation Committee and also as set forth in the Omnibus Plan.

•

Performance shares, which represent the right to receive shares of Common Stock in the future based on the achievement of one or more performance goals over a specified performance period. The number of performance shares earned over a performance period may vary based on the level of achieved performance. Performance shares may be designed to constitute Performance Based Compensation.

•

Performance units, which represent the right to receive shares of Common Stock or cash in the future based on the achievement of one or more performance goals over a specified performance period. The ultimate award earned over a performance period may vary based on the level of achieved performance. Performance units may be designed to constitute Performance Based Compensation.

•

Stock options, which give the holder the right to purchase shares of Common Stock at a specified price during specified time periods. The exercise price of an option granted under the Omnibus Plan may not be less than the fair market value of the Common Stock on the date of grant. Stock options granted under the Omnibus Plan have a maximum term of ten years. Stock options may be in the form of nonqualified stock options or incentive stock options.

•

Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR. The grant price of a SAR may not be less than the fair market value of the Common Stock on the date of grant. SARs granted under the Omnibus Plan have a maximum term of ten years.

•	Other stock-based awards, in the discretion of the Compensation Committee, including unrestricted stock grants.

•	Cash-based awards, as established by the Compensation Committee, including awards designed to qualify as performance-based awards under Section 162(m) of the Code.

All awards will be evidenced by a written award agreement between the company and the participant. Dividends and dividend equivalent payments on any award may be granted subject to the terms and conditions set forth under the Omnibus Plan and any applicable award agreement under the Omnibus Plan. However, no dividends or dividend equivalents may be granted on awards of stock options and SARs. In addition, no dividends or dividend equivalents will be paid on performance shares and performance-based restricted stock and RSUs unless the applicable performance goals are satisfied.

Repricing/Cash-Out of Awards Prohibited without Stockholder Approval

The company may not implement any of the following repricing or cash-out programs without obtaining stockholder approval: (i) a reduction in the option price or grant price of any previously granted stock option or SAR, (ii) a cancellation of any previously granted stock option or SAR in exchange for another stock option or SAR with a lower exercise price or grant price, respectively or (iii) a cancellation of any previously granted stock option or SAR in exchange for cash or another award if the option price of the stock option or the grant price of the SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a change in control or the capitalization adjustment provisions in the Omnibus Plan.

Share Counting Under the Omnibus Plan

The number of shares of Common Stock reserved for issuance under the Omnibus Plan will be reduced by one share for each share of Common Stock that is subject to a share-based award granted under the Omnibus Plan, subject to certain terms and conditions set forth in more detail in the Omnibus Plan.

Any shares of Common Stock related to an award granted under the 2008 Plan or Omnibus Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Common Stock, are settled in cash in lieu of shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of shares, for awards not involving shares of Common Stock shall be available again for grant under the Omnibus Plan.

Any shares of Common Stock tendered (by either actual delivery or attestation) on or after the Effective Date (i) to pay the option price of an option granted under the 2008 Plan or Omnibus Plan or (ii) to satisfy tax withholding obligations associated with an award granted under the 2008 Plan or Omnibus Plan, shall not become available again for grant under the Omnibus Plan.

Any shares of Common Stock that were subject to an SAR granted under the 2008 Plan or Omnibus Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under the Omnibus Plan.

Limitation on Awards

So that awards may qualify as “performance-based compensation” under Section 162(m) of the Code, the Omnibus Plan contains the following limitations and restrictions (“Annual Award Limits”):

•

The total number of shares of Common Stock with respect to which options or SARs may be granted in any calendar year to any participant may not exceed 500,000 shares (this limit applies separately with respect to each type of award).

•

For awards of restricted stock, RSUs, performance shares or other stock-based awards that are intended to qualify as performance-based compensation: (i) the total number of shares of Common Stock that may be granted in any calendar year to any participant may not exceed 250,000 shares (this limit applies separately to each type of award) and (ii) the maximum amount that may be paid to any participant for awards that are payable in cash or property other than Common Stock in any calendar year is $5,000,000.

Administration

Subject to any limitations or delegations as set forth in the Omnibus Plan, the Omnibus Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to, among other things, make awards; designate participants; determine the types of awards to be granted to each participant and the number, terms and conditions thereof; establish or revise any rules, regulations, guidelines and procedures as it may deem advisable; prescribe forms of award agreements; and make any rules, interpretations, and any and all other decisions and determinations that may be required under the Omnibus Plan.

Applicability of Section 162(m) of the Code

The Omnibus Plan is designed so that any award that is conditioned on the attainment of one or more performance goals may constitute Performance Based Compensation under Section 162(m) of the Code and may be deductible to the extent permitted by applicable law. While the Compensation Committee believes it is important to preserve the deductibility of compensation under Section 162(m) of the Code generally, there is no guarantee that the performance-based compensation exemption would be available in any particular circumstance. Further, the Board of Directors and the Compensation Committee reserve the right to grant or approve awards or compensation that is non-deductible.

The vesting, level of payout, or value of awards that are intended to be Performance Based Compensation will be determined by the attainment of one or more goals based on one or more of the performance measures (“Performance Measures”) set forth below:

(a)	Book value;

(b)	Cash flow (including, funds from operations);

(c)	Customer Satisfaction;

(d)	Earnings (either in aggregate or on a per-share basis);

(e)	Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);

(f)	Economic value added;

(g)	Expenses/costs;

(h)	Gross or net income;

(i)	Gross or net operating margins;

(j)	Gross or net profits;

(k)	Gross or net revenues;

(l)	Margins;

(m)	Market share;

(n)	Net income;

(o)	Operating income;

(p)	Operational performance measures;

(q)	Pre-tax Income;

(r)	Productivity ratios;

(s)	Profitability ratios;

(t)	Return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment);

(u)	Share price (including growth in share price and total stockholder return);

(v)	Stockholder value added which is equal to (i) the net operating profit after tax minus (ii) capital charge; where the capital charge is equal to invested capital multiplied by the weighted average cost of capital;

(w)	Strategic business objectives (including objective project milestones);

(x)	Transactions relating to acquisitions or divestitures; or

(y)	Working capital.

Any Performance Measure(s) may, as the Compensation Committee, in its sole discretion deems appropriate, (i) relate to the performance of the company or any subsidiary as a whole or any business unit or division of the company or any subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing.

Stockholder approval of the Omnibus Plan will also constitute approval of the material terms of the Performance Measures under the Omnibus Plan for purposes of establishing the specific vesting targets for one or more awards under the Omnibus Plan that are intended to qualify as Performance Based Compensation under Section 162(m) of the Code.

Treatment of Awards on Certain Events

Change in Control

The Compensation Committee shall determine the treatment of outstanding awards prior to a “change in control”, except that to the extent the Compensation Committee takes no action (and except as otherwise expressly provided for in an award agreement or as required to comply with Section 409A of the Code), then the following shall apply:

•	all options and SARs then outstanding shall become immediately vested and fully exercisable, notwithstanding any provision therein for the exercise in installments;

•	all restrictions and conditions of all restricted stock then outstanding shall be deemed satisfied as of the date of the change in control; and

•

all restricted stock units, dividend equivalent payments and any award subject to performance goals, including performance stock or performance stock units, shall become vested and deemed earned or satisfied at target, notwithstanding that the applicable performance cycle, retention cycle or restriction conditions shall not have been completed or met, and shall be settled pro rata, based on the proportion of the applicable performance period during which the participant was employed, in cash, shares or a combination thereof as provided for under the applicable award agreement or otherwise settled within 30 days of the change in control (except to the extent that payment must be made pursuant to its original schedule in order to comply with Section 409A of the Code).

A change in control will be deemed to occur upon (i) the consummation of a merger or consolidation of the company into another entity or similar transaction; (ii) the sale, transfer or other disposition of all of the company’s assets; (iii) certain changes in the composition of our Board of Directors, and (iv) any transaction as a result of which any person or group of related persons acquires, directly or indirectly, at least thirty (30) percent of the voting securities of the company.

However, the Compensation Committee may elect prior to a change in control, that in the event of a change in control, that all or any portion of an award, with no requirement of uniform treatment:

•	shall be assumed or an equivalent award be substituted by the successor corporation in any change in control transaction, or a parent or subsidiary of such successor corporation;

•	shall be cancelled or forfeited and settled in cash (except where such action would cause an excise tax to be payable pursuant to Section 409A of the Code); or

•	with respect to any unexercised portion of an option or SAR, shall be cancelled following the time permitted to exercise the award.

Termination of Service Events

Death or Disability

•

If a participant’s termination of service is due to death or disability then: (i) options and SARs that are not exercisable and as to which such ability to exercise depends solely on the satisfaction of a service obligation by the participant to the company shall immediately become fully exercisable and (ii) the participant’s then-outstanding awards (other than options and SARs), that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the participant to the company shall become fully vested and shall be settled in cash, shares or a combination thereof as soon as practicable following such termination of service but no later than sixty days thereafter.

Retirement

•

If a participant’s termination of service is due to retirement, then: (i) options and SARs that are not exercisable and as to which such ability to exercise depends solely on the satisfaction of a service obligation by the participant to the company shall immediately become fully exercisable and (ii) the participant’s other then-outstanding awards (other than options and SARs), that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the participant to the company shall become fully vested and shall be settled in cash, shares or a combination thereof as soon as practicable following such termination of service but no later than sixty days thereafter.

•

In order for a participant to be eligible for the benefits described in this “Retirement” section, the participant must provide notice of his or her intent to retire at least 365 days in advance of the date of retirement and meet the age and service conditions applicable for “Retirement” as defined in the Omnibus Plan. If the participant does not do so, then the Compensation Committee shall have the discretion to determine the treatment of the participant’s awards.

Involuntary or Voluntary Termination of Service, Other than Retirement

•

If a participant’s termination of service is due to voluntary or involuntary termination of service, except in the case of retirement as outlined above in “Retirement”, then the participant’s then-outstanding awards that are not exercisable or vested shall be immediately forfeited.

Termination For Cause

•

A participant’s termination of service for “cause” shall result in the forfeiture of the participant’s outstanding and unexercisable options and SARs and any outstanding and unvested restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards granted to the participant as of the date immediately preceding the participant’s termination of service.

Adjustments

In the event of any significant corporate event or transaction detailed in the Omnibus Plan, the Compensation Committee, in order to prevent dilution or enlargement of participants’ rights under the Omnibus Plan, shall substitute or adjust, as applicable, the number and kind of shares of Common Stock that may be issued under the Omnibus Plan or under particular forms of awards, the number and kind of shares of Common Stock subject to outstanding awards, the option price or grant price applicable to outstanding awards, the Annual Award Limits, and other value determinations applicable to outstanding awards. The Compensation Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment. In addition to the adjustments discussed above, the Compensation Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any awards that it deems appropriate to reflect any significant corporate event or transaction.

Forfeiture Events

Awards under the Omnibus Plan will be subject to any compensation clawback policy that the company may adopt from time to time that is applicable to the participant or as required by applicable law.

Termination and Amendment

If the Omnibus Plan is approved at the 2014 Annual Meeting of Stockholders, it will terminate 10 years from the Effective Date.

Subject to the limitations set forth in the Omnibus Plan, the Board of Directors may amend, modify or terminate the Omnibus Plan, however, no amendment of the Omnibus Plan shall be made without stockholder approval if stockholder approval required by applicable law, regulation or the rules of the NASDAQ stock exchange. No termination, amendment, or suspension of the Omnibus Plan may adversely affect in any material way any award previously granted under the Omnibus Plan without the written consent of the award recipient subject to certain exceptions. These exceptions permit the Board of Directors or Compensation Committee to amend outstanding awards to adjust for the occurrence of certain unusual or non-recurring events and to conform to legal requirements with the written consent of the award recipient.

Certain U.S. Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax effects relating to the grant, exercise and vesting of awards under the Omnibus Plan and the subsequent sale of Common Stock acquired under the Omnibus Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Omnibus Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Omnibus Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Stock Options

There will be no federal income tax consequences to the optionee or to the company upon the grant of a nonqualified stock option under the Omnibus Plan. When the optionee exercises a nonqualified stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise over the exercise price, and the company expects that it will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the nonqualified option shares will be short-term or long-term capital gain, depending on how long the shares were held.

A participant generally will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Subject to certain statutory restrictions, gain realized upon a disposition of the company’s Common Stock received pursuant to the exercise of an incentive stock option will generally be taxed as long-term capital gain if (i) the participant holds the shares for at least two years after the date of grant and one year after the date of exercise and (ii) at all times during the period beginning on the option grant date and ending on the day three months before the option is exercised the participant remains our employee or an employee of our subsidiary (the “Holding Period Requirement”). The company will not be entitled to a deduction with respect to the exercise of an incentive stock option, except as discussed below. Generally, if the participant has not satisfied the Holding Period Requirement described above, the participant will recognize ordinary income upon the disposition of the Common Stock equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will generally be capital gain. The company will generally be entitled to a deduction to the extent the participant recognizes ordinary income.

Stock Appreciation Rights

A participant receiving a stock appreciation right will not recognize income, and the company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the company expects that it will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock

Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his or her election under Section 83(b) of the Code.

Stock Units (Performance and Restricted)

A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a stock unit award is granted. Stock unit awards are typically restricted stock units or performance units. Upon receipt of shares of Common Stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock or other property as of that date, and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.

Cash-Based Awards

A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.

Tax Code Section 409A

If an award is subject to Section 409A of the Code (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the Omnibus Plan, however, are intended to be exempt from the application of Section 409A of the Code or meet the requirements of Section 409A in order to avoid such early taxation and penalties.

Benefits to Named Executive Officers and Others

No awards have been granted under the Omnibus Plan. If the Omnibus Plan is approved, awards will be granted at the discretion of the Compensation Committee. Accordingly, future benefits under the Omnibus Plan are not determinable at this current time.

The Board of Directors recommends a vote “FOR” the approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

During fiscal 2014, compensation to directors who were not current employees of our company was paid at the rate of $35,000 per year plus $1,600 for each Board of Directors or committee meeting attended and $1,100 for telephonic meetings of the Board of Directors or committee meetings in which they participated. In addition, the Audit Committee Chairperson and Compensation Committee Chairperson were paid at the rate of $10,400 per year. The Governance Committee Chairperson was paid at a rate of $5,200 per year. Directors are also reimbursed for their reasonable expenses incurred in attending such meetings. Directors who are current employees of our company receive no additional compensation for their services as directors.

Under the 2008 Plan, a director who is not a current employee of our company, our subsidiary, or any of their affiliates (an “Outside Director”) is eligible to participate in the 2008 Plan. On October 30, 2013, the Compensation Committee approved a grant of $50,000 in restricted stock units to each of our six Outside Directors, with a grant date of November 13, 2013. These RSUs will vest on November 13, 2014, and once vested, they can be paid to the director in an equal number of shares of Common Stock upon vesting or become payable in an equal number of shares of Common Stock after the director ceases being a member of the Board of Directors.

On August 27, 2014, our Board of Directors, upon recommendation from our Compensation Committee, approved an increase in Outside Director compensation for the 2015 fiscal year. In approving the increase, the Board of Directors took into consideration peer companies’ director compensation programs and that no increase in Outside Director compensation occurred from fiscal 2013 to fiscal 2014. The Board of Directors increased the annual retainer to $45,000 and the equity grant to $60,000. The Board of Directors did not change the compensation paid to chairpersons of any committee or per-meeting compensation amounts.

The aggregate compensation paid to or earned by Outside Directors during fiscal 2014 was $674,042, as detailed in the following table:

Director Compensation for Fiscal Year 2014

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy R. Donovan(2)	74,800	—	50,007	—	—	124,807
Governor Jim Edgar(3)	69,600	—	50,007	—	—	119,607
Daniel M. Wright(4)	74,800	—	50,007	—	—	124,807
Ellen C. Taaffe(5)	64,400	—	50,007	—	—	114,407
Mathias A. Valentine(6)	45,200	—	50,007	—	—	95,207
Jasper B. Sanfilippo(7)	13,050	—	—	—	—	13,050
James J. Sanfilippo(8)	32,150	—	50,007	—	—	82,157

	$374,000	—	$300,042	—	—	$674,042

(1)	The amounts in the “Stock Awards” column reflect the grant date fair value of the RSUs awarded in fiscal 2014. The grant date fair value was determined by using the $25.32 per share closing price of our Common Stock on the November 13, 2013 grant date multiplied by the number of RSUs awarded in fiscal 2014. Each Outside Director, other than Jasper B. Sanfilippo, was awarded 1,975 RSUs ($50,000 on the date of grant) in fiscal 2014 for their service as a director.
(2)	The “Fees Earned or Paid in Cash” column for Mr. Donovan consists of annual retainer fees of $35,000, committee chairperson fees of $10,400, and meeting fees of $29,400. As of June 26, 2014, Mr. Donovan had 5,975 RSUs, including the 1,975 RSUs granted for fiscal 2014 service.
(3)	The “Fees Earned or Paid in Cash” column for Gov. Edgar consists of annual retainer fees of $35,000, committee chairperson fees of $5,200, and meeting fees of $29,400. As of June 26, 2014, Gov. Edgar had 15,024 RSUs, including the 1,975 RSUs granted for fiscal 2014 service, and 4,000 stock options outstanding.

(4)	The “Fees Earned or Paid in Cash” column for Mr. Wright consists of annual retainer fees of $35,000, committee chairperson fees of $10,400, and meeting fees of $29,400. As of June 26, 2014, Mr. Wright had 8,975 RSUs, including the 1,975 RSUs granted for fiscal 2014 service.
(5)	The “Fees Earned or Paid in Cash” column for Ms. Taaffe consists of annual retainer fees of $35,000 and meeting fees of $29,400. As of June 26, 2014, Ms. Taaffe had 11,024 RSUs outstanding, including the 1,975 RSUs granted for fiscal 2014 service.
(6)	The “Fees Earned or Paid in Cash” column for Mr. Valentine consists of annual retainer fees of $35,000 and meeting fees of $10,200. As of June 26, 2014, Mr. Valentine had 5,975 RSUs outstanding, including the 1,975 RSUs granted for fiscal 2014 service.
(7)	The “Fees Earned or Paid in Cash” column for Mr. Jasper B. Sanfilippo consists of annual retainer fees of $8,750 and meeting fees of $4,300. In connection with the election of Mr. James J. Sanfilippo as a Class A Director at our 2013 annual meeting of stockholders, Mr. Jasper B. Sanfilippo was no longer a member of the board as of October 30, 2013 and was not eligible to receive any equity awards or meeting fees after October 30, 2013. Mr. Sanfilippo currently serves as our Chairman Emeritus, for which he receives no compensation.
(8)	The “Fees Earned or Paid in Cash” column for Mr. James J. Sanfilippo consists of annual retainer fees of $26,250 and meeting fees of $5,900. As of June 26, 2014, Mr. James J. Sanfilippo had 1,975 RSUs outstanding, all of which were granted for fiscal 2014 service. Mr. James J. Sanfilippo was elected as a Class A Director at our 2013 annual meeting which was held October 30, 2013.

During fiscal 2014, the company paid premiums on certain life insurance policies that were previously assigned to the company in 2003. The premiums paid were for life insurance policies on the lives of Jasper B. Sanfilippo, Mathias A. Valentine and their respective spouses. These payments were not related to the services of Jasper B. Sanfilippo or Mathias A. Valentine as Outside Directors. See “Certain Insurance Policy Arrangements” below.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of the compensation paid to the following persons (collectively, the “named executive officers”) during the 2014 fiscal year:

•	Jeffrey T. Sanfilippo, our Chief Executive Officer and Chairman,

•	Michael J. Valentine, our Chief Financial Officer, Group President and Secretary,

•	Jasper B. Sanfilippo, Jr., our Chief Operating Officer, President and Assistant Secretary,

•	James A. Valentine, our Chief Information Officer and

•	Walter R. Tankersley, our Senior Vice President of Procurement and Commodity Risk Management.

Publicly Traded and Family-Owned with Independent Committees

In 1922, Gaspare Sanfilippo and his son, John Sanfilippo, founded our company as a small storefront pecan shelling operation located in Chicago, Illinois. In 1959, our company began to diversify by beginning to roast a variety of nut types. In 1963, Jasper B. Sanfilippo, Gaspare Sanfilippo’s grandson and our former Chairman of the Board of Directors assumed the management of our company. Over the next forty years, Jasper B. Sanfilippo, along with Mathias A. Valentine, Jasper B. Sanfilippo’s brother-in-law and current member of the Board of Directors, expanded our company from a storefront operation in Chicago, Illinois, to a publicly traded nut company with operations located in Illinois, Texas, Georgia, California and North Carolina.

Unlike most other publicly traded companies, our company remains largely family owned and controlled. As discussed elsewhere in this Proxy Statement, the Sanfilippo and Valentine Groups control 51.5% and 24.1%, respectively, of the voting control of our company. In addition, our Board of Directors and management continue to be largely comprised of members of the Sanfilippo and Valentine families. The Sanfilippo Group and Valentine Group, collectively, have the ability to nominate and elect six out of the nine directors on our company’s Board of Directors.

We qualify as a “controlled company” under Nasdaq Listing Rule 5615(c)(1) because (a) the Sanfilippo Group has the ability to direct 51.5% of voting control of our company and (b) the Sanfilippo Group and the Valentine Group have an oral understanding not to cumulate votes for the election of Class A Directors and to vote in a reciprocal manner for each other’s nominees. In accordance with the provisions of the Nasdaq rules applicable to controlled companies, we are not required to have a compensation committee comprised solely of independent directors. Even though our company is not required to have an independent compensation committee, we have, nonetheless, decided to comply voluntarily with the Nasdaq provision. Accordingly, our Compensation Committee is comprised of Timothy R. Donovan, Chairperson, Gov. Jim Edgar, Ellen C. Taaffe and Daniel M. Wright, all of whom are independent directors under Nasdaq rules. These independent directors meet in executive session to discuss the compensation of our executive officers. As discussed below, when making decisions regarding the compensation of the named executive officers and other members of our executive team, the Compensation Committee considers the unique structure of our company.

Executive Summary

Our company’s fiscal 2014 financial results improved significantly over a successful fiscal 2013. In fiscal 2014, our company achieved record net sales of $778.6 million, and improved profitability, driven primarily by sales volume growth for most major nut types. As a result, our earnings per diluted share increased to $2.36 in fiscal 2014 from $1.98 for fiscal 2013. Accordingly, our investors enjoyed a significant appreciation in the value of our Common Stock, as our stock price increased from $19.86 on June 27, 2013 to $26.36 on June 26, 2014; an increase of 32.7%. Our financial performance also allowed us to pay a $1.50 per share special dividend to our stockholders during fiscal 2014. We believe that these results would not have been possible without a skilled and motivated team of executive officers.

Our compensation programs are designed to reward our executive officers for our company’s performance. In fiscal 2014, we continued to implement a number of compensation measures to reinforce our company’s performance with the pay of our executive officers. Most notably, due to our strong operating performance, the executive officers earned cash incentive compensation above targets set by the Compensation Committee under the company’s Sanfilippo Value-Added Plan, or “SVA Plan”. In addition, we continued our practice of evaluating our executive officers’ performance when setting their salaries and awarding equity.

We believe that our stockholders agree with the design and implementation of our pay for performance compensation programs. For fiscal 2013, approximately 99.4% of votes cast in our advisory vote to approve executive compensation supported the compensation paid to our named executive officers.

The Role of the Compensation Committee

The Compensation Committee of the Board of Directors administers our company’s executive compensation program. In that regard, the purposes of the Compensation Committee, among others, are as follows:

•	Oversee the establishment of annual, long-term and other performance goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers;

•	Evaluate the performance of the Chief Executive Officer and other executive officers;

•	Review and recommend to the Board of Directors for approval the form and amount of compensation for the Chief Executive Officer and all other executive officers;

•	Review and recommend to the Board of Directors for approval retirement, health and welfare and other benefit plans, policies and arrangements for the employees of our company;

•	Review and recommend to the Board of Directors for approval all equity-related, incentive and other performance-related compensation plans;

•

Evaluate the risk and reward for instituting incentive compensation arrangements for the benefit of advancing stockholder value and being competitive in the marketplace for executive and managerial talent; and

•	Review, from time to time, market comparisons of the compensation of the Chief Executive Officer and other executive officers.

Our company’s compensation philosophy is designed to align executive compensation with our company’s objectives, management initiatives and business financial performance. In making decisions with respect to executive compensation, the Board of Directors and the Compensation Committee apply the following key principles:

•	Total compensation should be comparable to our peers, in order to attract and retain key executives who are critical to our success;

•	Reward executives for long-term strategic management and the creation of stockholder value;

•	Support a performance-oriented environment that rewards company and individual achievement; and

•

Balance the costs and benefits associated with both (a) short-term and long-term compensation and (b) cash and non-cash compensation, to achieve continuous improvement in financial performance and enhance employee retention and recruiting.

With respect to all areas of compensation, the Compensation Committee regularly communicates with management. For example, the Compensation Committee invites certain members of our senior management to be present for a significant portion of every Compensation Committee meeting. This allows the Compensation Committee to solicit management’s input regarding various compensation matters, such as management’s views regarding salary increases and performance of the executive officers of the company, form and amount of equity compensation and the components of the SVA Plan. The Compensation Committee then meets in executive session without management to deliberate and decide on compensation matters.

Overview of Fiscal 2014 Executive Compensation Program

Our total compensation program for the named executive officers and other executive officers in fiscal 2014 consisted of both cash compensation and equity-based compensation in the form of RSUs. Each executive officer’s annual cash compensation is comprised of a base salary and an opportunity to earn an annual incentive award under the SVA Plan. The SVA Plan rewards participants for year-over-year improvement in our net operating profit after tax minus a capital charge. In addition, to be competitive in the marketplace we offer standard benefits available to all salaried employees, we provide life insurance for all named executive officers and participation in our Supplemental Retirement Plan (“SERP”) for certain named executive officers.

Operating Principles

The Compensation Committee broadly considered the factors more specifically set forth below when setting compensation for our named executive officers in fiscal 2014.

Management Philosophy. The Management Team, which consists of Jeffrey T. Sanfilippo, Michael J. Valentine and Jasper B. Sanfilippo, Jr. (the “Management Team”), has established an executive committee comprised of all of the named executive officers, as well as certain other executive officers (the “Executive Committee”). The members of this Executive Committee work together to manage our company’s affairs, which includes meeting regularly to discuss various aspects of our company’s operations and strategic goals. The Management Team adopted this collaborative approach to management for several reasons, including (a) the Management Team’s belief that input from the Executive Committee members is essential to our company’s success and (b) the Management Team’s belief that the familial relationship between the Management Team members lends itself naturally to a collaborative approach to management. The Compensation Committee supports the Management Team’s overall team-oriented approach to managing our company. Accordingly, at the Management Team’s request, the Compensation Committee generally determined that the Management Team members’ compensation should all be equal for fiscal 2014.

Food Industry Comparison Group. When setting compensation for the named executive officers for fiscal 2014, the Compensation Committee compared elements of compensation (base salary, incentive compensation and equity grants) against the compensation reported for the named executive officers of a select group of companies engaged in the food business which are generally similar in size to our company (the “Food Industry Comparison Group”) as a reference in setting overall compensation competitiveness. For fiscal 2014, the Food Industry Comparison Group was comprised of 12 publicly traded companies with annual sales between approximately $200 million and $3.9 billion. The Compensation Committee’s independent consultant prepared the reports regarding the Food Industry Comparison Group. For fiscal 2014, the Food Industry Comparison Group consisted of the following companies:

B&G Foods, Inc.	Keurig Green Mountain Inc.
Boulder Brands, Inc.	J & J Snack Foods Corp.
Cal-Maine Foods, Inc.	Lancaster Colony Corporation
Calavo Growers, Inc.	Overhill Farms, Inc.*
Diamond Foods, Inc.	Snyder’s-Lance, Inc.
Farmer Bros. Co.	Tootsie Roll Industries, Inc.

*	Note that Overhill Farms, Inc. is now a subsidiary of Bellisio Foods, Inc. and relevant compensation data is no longer available.

In setting compensation, the Compensation Committee recognized that, among other things, the roles of the named executive officers in the Food Industry Comparison Group may not fully align with the roles and responsibilities of our named executive officers due to our collaborative approach to management and our business needs. For example, our Chief Financial Officer also serves as Group President. At many companies within the Food Industry Comparison Group, there is no specific officer who handles commodity procurement, a critical aspect of our business. In addition, market data for the Management Team was viewed relative to the average of the top three officers at each company in the Food Industry Comparison Group due to our collaborative approach to management, as opposed to a more traditional approach of individually comparing the pay of each member of the Management Team to the other individual corresponding top three officers of the companies in the Food Industry Comparison Group.

Individual Performance. Notwithstanding the Management Team’s collaborative approach to management, the Compensation Committee considered the individual performance of each member of the Management Team, as well as the other executive officers, when it set and awarded compensation for fiscal 2014.

Independent Consultant. In fiscal 2014, the Compensation Committee again utilized Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant to provide guidance regarding the compensation of our named executive officers and our Outside Directors. For fiscal 2014, Meridian reviewed the various components of compensation for our named executive officers, as well as the proposed changes in such compensation, and advised the Compensation Committee regarding how the changes compared to the Food Industry Comparison Group. Meridian provided no other services to our company in fiscal year 2014. The Compensation Committee determined that the work of the independent consultant has not raised any conflict of interest issues.

When determining pay levels for the Management Team, the Compensation Committee examines the competitive market data and individual performance of the three Management Team officers, and deliberates in executive session without any members of management present. When determining pay levels for the other executive offices that are not members of the Management Team, the Compensation Committee takes into account the competitive external market data, individual performance and also the recommendations from the Management Team.

Direct Compensation

Base Salary

The Compensation Committee recommends to the Board of Directors for approval the level of base salary for named executive officers, including the Chief Executive Officer, and the other executive officers. When determining the base salaries of our named executive officers and executive officers for fiscal 2014, the Compensation Committee considered the following factors:

•	The Management Team’s collaborative approach to management;

•	The Compensation Committee’s historical practices, including the salaries paid to our named executive officers and executive officers during the immediately preceding fiscal year;

•	The salaries paid to the named executive officers of the companies in the Food Industry Comparison Group;

•	The individual performance of our named executive officers and executive officers;

•	The input and recommendations from the Management Team regarding the performance, functions and responsibilities of other executive officers; and

•	The input from the Compensation Committee’s independent consultant, including information regarding general executive salary trends and survey information.

In connection with setting the base salaries for fiscal 2014, the Compensation Committee, with the input from the Management Team for executive officers, reviewed the individual performance of our company’s management. The reviews consisted of the Compensation Committee members’ observations of the Chief Executive Officer and other executive officers’ performance throughout the fiscal year and specifically with respect to each individual officer’s (a) roles and functions, and the fulfillment thereof and (b) positive contribution to our overall performance. The Compensation Committee also took into account its desire to migrate, over a period of years, the base salaries of the Management Team closer to the 50th percentile of the Food Industry Comparison Group, provided such moves were supported by the overall performance of our company and the individual performance of each member of the Management Team.

Based upon all of the foregoing factors, our Compensation Committee approved a 3.4% increase in the salaries paid to the Management Team for fiscal 2014. The uniform increase to the base salary of the Management Team was approved in part because of the Management Team’s collaborative approach to management outlined above and the Compensation Committee’s desire to bring the base salaries of the Management Team closer to the 50th percentile of the Food Industry Comparison Group. The Compensation Committee also considered the sustained performance of our company in approving the salary increases for the Management Team. The increases for James A. Valentine and Walter R. Tankersley of 2.9% and 2.5%, respectively, were proposed by our company’s management based on each named executive officer’s individual performance and the overall performance of our company.

After taking these increases into account, base salaries for the Management Team (Jeffrey T. Sanfilippo, Michael J. Valentine and Jasper B. Sanfilippo, Jr.) are, in the aggregate, still below the 50th percentile for the Food Industry Comparison Group while base salaries for the remaining named executive officers are above the 50th percentile for the Food Industry Comparison Group.

Annual Incentive Compensation—Sanfilippo Value-Added Plan

As described in greater detail below, the general structure of the SVA Plan results in a cash payment to each participant calculated as follows:

Participant’s Base Salary	X	Participant’s Target Salary Percentage	X	SVA Improvement Multiple	=	SVA Payment Declared

The SVA Plan rewards plan participants with cash incentive compensation for year-over-year improvement in economic profit. Economic profit is our net operating profit after taxes minus a charge for capital. The charge for capital is determined by multiplying the weighted average cost of capital (10%) by the invested capital in the business (such year-over-year improvement hereinafter referred to as “SVA”), as illustrated below:

SVA	=	Net operating profit after taxes (NOPAT)	minus	Capital Charge(1)

(1)	A 10% weighted average cost of capital was used for fiscal 2014, unchanged from fiscal 2013.

Overall SVA improvement occurs when the net operating profit after taxes less the capital charge increases on a year-over-year basis. Actual incentive compensation will be determined by comparing the SVA improvement amount relative to SVA improvement goals set for the fiscal year.

The Compensation Committee believes that using year-over-year SVA improvement in the SVA Plan motivates the plan participants to improve our company’s financial performance and more effectively manage its working and fixed capital by encouraging the productive use of capital resources relative to their cost. For example, the Compensation Committee, from time to time, receives information from the Management Team on the impact of certain business decisions relative to SVA. The Compensation Committee also receives information, from time to time, about the positive overall relationship between SVA improvement and the price of our Common Stock. For fiscal 2014, the SVA Plan participants included members of the Executive Committee and approximately 180 other salaried personnel.

SVA Targets and Payments

The Compensation Committee, with the assistance of Meridian, its independent consultant, and the Management Team, established the SVA improvement goals for fiscal 2014. The Compensation Committee set three parameters for the SVA payout: the Threshold, or Minimum improvement goal, the Target goal and the Maximum goal.

•	Achieving at or below the Threshold, or Minimum goal of SVA improvement would result in a 0% payout or no payout of the participant’s target award.

•	Achieving the Target goal of SVA improvement would result in a 100% payout, or a 1x multiplier of the participant’s target award.

•	Achieving the Maximum goal of SVA improvement would result in a 200% payout, or a 2x multiplier of the participant’s target award.

In order to achieve a payout under the SVA Plan, SVA improvement must exceed the Threshold, or Minimum goal of SVA improvement. SVA improvement amounts that fall in between the Threshold, Target, and Maximum goals are interpolated between each respective amount. For example, an SVA improvement level which was exactly in between the Target and Maximum goals would result in a 150% payout, or 1.5x multiplier of the participant’s target award. Each participant receives the same SVA improvement multiplier.

The goals for SVA improvement and results are shown below:

Fiscal 2014 SVA Improvement Goals, Results, and Payouts
Threshold/Minimum Goal	$400,000	0%, or 0x multiplier
Target Goal	$1,200,000	100%, or 1x multiplier
Maximum Goal	$2,000,000	200%, or 2x multiplier
Fiscal 2014 Result	$1,230,000	104%, or 1.04x multiplier
Fiscal 2014 SVA Payout = 104%, or 1.04x the participant’s target award

For fiscal 2014, the Compensation Committee established each SVA Plan participant’s target award by multiplying the participant’s base salary by a set percentage, or “Target Salary Percentage.” For fiscal 2014, each SVA Plan participant had a Target Salary Percentage ranging from 5% to 85% of their base salary. The Compensation Committee determined the Target Salary Percentage based on recommendations from management as to the participant’s overall responsibilities and title. For fiscal 2014, each member of the Management Team received a 85% Target Salary Percentage (increased from 70% in fiscal 2013) and James A. Valentine and Walter R. Tankersley received a 60% Target Salary Percentage.

The table below summarizes the SVA Payments for the 2014 fiscal year for our named executive officers, based on the respective base salaries, Target Salary Percentages and SVA Improvement Multiple:

			Fiscal 2014 SVA Payout(1)
Officer	Base Salary		Target Salary Percentage		SVA Improvement Multiple		SVA Payment Declared
Jeffrey T. Sanfilippo	$430,542		85%		1.04		$380,599
Michael J. Valentine	$430,542		85%		1.04		$380,599
Jasper B. Sanfilippo, Jr.	$430,542	X	85%	X	1.04	=	$380,599
James A. Valentine	$347,312		60%		1.04		$216,723
Walter R. Tankersley	$278,021		60%		1.04		$173,485

(1)	As described under “Individual Performance Payouts for the Management Team” below, 20% of the total SVA Payment Declared ($76,120) was subject to achievement of individual goals for each member of the Management Team.

Individual Performance Payouts for the Management Team

For fiscal 2014, the SVA Payment Declared also included of an individual performance component for the members of the Management Team. 20% of the total SVA Payment Declared was subject to the Compensation Committee’s discretion based on the Management Team members’ individual performance. The Compensation Committee reviewed proposed individual goals, which consisted of operational and business initiatives in furtherance of the company’s Strategic Plan or the company’s overall performance, before approving the goals in early fiscal 2014. Based on the Compensation Committee’s evaluation of the personal performance of each individual, the Compensation Committee could, at its discretion, award a range from the full 20% of the total SVA Payment Declared, or not award any of the 20%. Under this payout structure, the Compensation Committee could award anywhere from the entire 20% ($76,120) to 0% ($0) to each member of the Management Team, but could not increase the SVA payout above the SVA Payment Declared as set forth above. The Compensation Committee believes that this formal evaluation process has resulted in the Management Team’s overall improved performance and improved understanding of the Compensation Committee’s expectations regarding certain performance matters beyond those specifically addressed via SVA.

For fiscal 2014, each member of the Management Team had three individual goals – one of which was the same for each member, namely “Corporate Leadership”.

More specifically, the Corporate Leadership individuals goal consisted of (a) promoting a lean and performance-based culture throughout the company, (b) fostering a lean culture for each department the Management Team was responsible for and (c) identifying any gaps and executing action plans to change and align processes and systems to execute the long-term strategy of our company.

Each Management Team member had a second individual, or “Corporate Strategy” goal. Jeffrey T. Sanfilippo’s Corporate Strategy goal was to promote the company’s Strategic Plan by specifically optimizing resources across the organization and to establish benchmarks on costs, best practices and capabilities. Michael J. Valentine’s Corporate Strategy goal was to manage growth and product launches with key customers while controlling our company’s overall headcount. Jasper B. Sanfilippo Jr.’s Corporate Strategy Goal was to execute certain lean projects in our company’s operations.

The third individual goal for Jeffrey T. Sanfilippo was “Brand Development”, which consisted of growing branded sales by utilizing consumer insights to develop products and integrated marketing programs to build brand equity. The third individual goal for Michael J. Valentine was “Financial”, which consisted of managing and increasing inventory turns on raw materials. The third individual goal for Jasper B. Sanfilippo, Jr. was “Operations”, which consisted of improving production facility operations to increase efficiency.

These individual goals for each member of the Management Team are considered on a subjective basis by the Compensation Committee and no single individual goal was determinative in establishing such member’s individual performance. In addition, the Compensation Committee did not assign any specific weight to the achievement of any individual goal nor did it use any formulas to determine how to award the 20% of the individual performance payout.

For fiscal 2014, after review of each of the Management Team’s individual goals and their individual performance, the Compensation Committee awarded the full 20% of the individual portion of incentive compensation to members of the Management Team. As a whole, each member of the management team received $304,479 from the non-discretionary component of the SVA Plan and $76,120 in incentive compensation from the individual performance component of the SVA Plan.

Long-Term Incentives—Equity Awards Under the 2008 Plan

As described under “Security Ownership of Certain Beneficial Owners and Management”, the Management Team, and the 13D “groups” to which they belong, have a large ownership interest in our company. The Compensation Committee recognizes that the Management Team’s large equity holdings in our company have resulted in the alignment of the Management Team’s interests with those of our stockholders. As a result, the Compensation Committee’s philosophy with respect to both the total amount of equity granted and equity as a compensation component has generally been more conservative as compared to our peers in the Food Industry Comparison Group. Thus, grants of equity awards to the named executive officers were below the 50th percentile of the Food Industry Comparison Group in fiscal 2014.

In deciding the amount of RSUs to grant an Executive Committee member in fiscal 2014, the Compensation Committee considered the responsibilities of each executive officer and our financial and operating performance in the prior fiscal year. In addition, for fiscal 2014, the Compensation Committee specifically considered the company’s conservative use of equity and the desire to migrate the equity compensation of the Management Team toward the 50th percentile of the Food Industry Comparison Group when granting equity awards. As part of these considerations, the Compensation Committee granted each member of the Management Team $200,000 of RSUs, or 7,900 RSUs overall. Due to the Management Team’s collaborative approach to management, each member of the Management Team was granted the same overall number of RSUs. Mr. James A. Valentine, after input from management and deliberation by the Compensation Committee, was awarded $80,000 of RSUs, or 3,160 RSUs overall and Mr. Tankersley was awarded 2,500 RSUs. The Compensation Committee typically approves the equity awards to be granted for any given fiscal year at the Compensation Committee meeting held at or around the annual meeting of stockholders. Annual equity award grant dates are set on the 10th business day after the grant approval date – this date was chosen for administrative, compliance and governance reasons. For the fiscal 2014 RSU award grant, the Compensation Committee approved the grant on October 30, 2013, with a grant date of November 13, 2013.

Stock Ownership Guidelines

Generally, executive officers and outside directors must hold a minimum of 10,500 shares of our company’s Common Stock or Class A Stock (including any earned but unvested RSUs) before any Common Stock can be sold or equity awards exercised for cash. The minimum amount is 20,000 shares for members of the Management Team.

All Other Compensation

In addition to the direct compensation described above, our company offers certain other benefits to our executive officers, including the named executive officers, which consist of life insurance, company-sponsored retirement plans and limited perquisites.

Life Insurance We provide our named executive officers with life insurance.

Company-Sponsored Retirement Plans Our company offers retirement plans for eligible employees, as follows:

401(k) Plan. The company’s 401(k) Plan is a tax-qualified defined-contribution retirement plan. All non-union, salaried employees who are 21 years of age or older, and have completed one year of service, including the named executive officers, are eligible to participate and receive a company match in our 401(k) Plan. All participants in our 401(k) Plan may receive company matching contributions of 100% of the employee’s contribution up to 3% of an employee’s salary and 50% of the next 2% of an employee’s salary; however, the match may not exceed 4% of an employee’s total salary. The Compensation Committee approves these matching percentages and limits annually. Our company contributed $43,936 as matching funds under the 401(k) Plan for fiscal 2014 for the named executive officers as a group, which are set forth in more detail in the “All Other Compensation for Fiscal Year 2014” table below.

SERP. On August 2, 2007 the CNG Committee approved a restated Supplemental Retirement Plan for certain named executive officers and key employees of our company. The restated SERP changes the plan adopted on August 25, 2005 to, among other things, clarify certain actuarial provisions and incorporate new Internal Revenue Service (“IRS”) requirements. The current SERP participants are Jasper B. Sanfilippo and Mathias A. Valentine, (as former employees), the members of the Management Team and James A. Valentine, a named executive officer. The purpose of the SERP is to provide unfunded, non-qualified deferred compensation benefits to participants upon retirement, disability or death. The Compensation Committee believes that the SERP is a useful tool in motivating employees that are key to our company’s success and helps to ensure that the benefits provided by our company are competitive with the market. The current plan participants were chosen by our CNG Committee (prior to the creation of a separate Compensation Committee) based upon numerous factors, including the participant’s seniority, role within our company, and demonstrated commitment and dedication to our company. Participants with at least five years of employment with us are eligible to receive monthly benefits from the SERP after separating from service with our company, provided such participant’s employment is not terminated for “cause” (as defined in the SERP). For more information about the SERP please see “Company-Sponsored Retirement Plans” below.

Perquisites Our company provides a minimal amount of perquisites to the named executive officers, including members of the Management Team. The perquisites provided in fiscal 2014 were airline club memberships, travel expenses for spouses on business trips, matching 401k contributions, and personal use of company vehicles or a direct car allowance. We have provided additional information on perquisites in the table entitled “All Other Compensation for Fiscal Year 2014.”

Response to the 2013 Advisory Vote on Executive Compensation

In 2013, the stockholders of our company had the opportunity, pursuant to SEC regulations, to have an advisory vote to approve the compensation paid to the named executive officers. The results of the vote were as follows:

•	31,575,344 votes were “For” the compensation paid to our named executive officers;

•	160,782 votes were “Against” the compensation paid to our named executive officers; and

•	45,400 votes abstained.

Based on the above results, approximately 99.4% of our voting shares supported the compensation paid to our named executive officers. The Compensation Committee considered these results in light of our company’s corporate structure, and determined that no significant changes were required to our company’s compensation program as a result of the vote.

Policy With Respect to Qualifying Compensation for Tax Deductibility and Accounting Matters

Our company’s ability to deduct compensation paid to covered employees (as defined in the Section 162(m) of the Code (“Section 162(m)”), including certain named executive officers, for tax purposes is generally limited by Section 162(m) to $1.0 million annually. However, this limitation does not apply to performance-based compensation if certain conditions are satisfied as set forth in more detail in Section 162(m). We view preserving the tax deductibility of compensation, pursuant to Section 162(m), as an important objective, but not the only objective, in establishing executive compensation. The Compensation Committee has designed our compensation programs with the goal of preserving the tax deductibility, pursuant to Section 162(m), of performance-based compensation granted to covered employees but may, in its discretion, award compensation that does not qualify for tax deductibility pursuant to Section 162(m).

The Compensation Committee, as necessary in its judgment, reviews projections of the estimated accounting (pro forma expense) and tax impacts of all material elements of the executive compensation program. Generally, the accounting expenses are accrued over the requisite service period of the particular pay element (generally equal to the performance period) and our company realizes a tax deduction upon the payment to or realization by the executive. We account for our equity awards under FASB ASC Topic 718 and we use the Black-Scholes option pricing formula for determining the “grant date fair value” of our stock options at grant.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The Summary Compensation Table provides the total compensation for the last three completed fiscal years for each of our company’s named executive officers.

Summary Compensation Table for Fiscal Year 2014

Name and Principal Position	Year	Salary	Stock Awards(1)	Non- Equity Incentive Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Jeffrey T.	2014	$430,542	$200,028	$380,599	$459,551	$18,942	$1,489,662
Sanfilippo	2013	$410,146	$49,200	$535,969	$157,389	$27,154	$1,179,858
Chief Executive Officer	2012	$367,546	$15,840	$508,510	$336,289	$11,349	$1,239,534

Michael J.	2014	$430,542	$200,028	$380,599	$569,114	$20,886	$1,601,169
Valentine	2013	$410,146	$49,200	$535,969	$226,965	$16,553	$1,238,833
Chief Financial Officer	2012	$367,546	$15,840	$508,510	$405,696	$13,752	$1,311,344

Jasper B.	2014	$430,542	$200,028	$380,599	$323,851	$30,759	$1,365,779
Sanfilippo, Jr.	2013	$410,146	$49,200	$535,969	$75,145	$31,536	$1,101,996
Chief Operating Officer	2012	$367,546	$15,840	$508,510	$253,094	$24,391	$1,169,381

James A.	2014	$347,312	$80,011	$216,605	$308,410	$11,458	$963,796
Valentine	2013	$336,716	$49,200	$377,724	$82,517	$11,345	$857,502
Chief Information Officer	2012	$323,534	$15,840	$383,673	$293,971	$11,263	$1,028,281

Walter R.	2014	$278,021	$63,300	$173,404	$—	$16,838	$531,563
Tankersley	2013	$270,796	$49,200	$303,831	$—	$16,603	$640,430
Senior Vice President	2012	$262,286	$35,640	$311,041	$—	$13,380	$622,347
of Procurement and
Commodity Risk Management

(1)	The amounts in this column reflect the grant date fair value of RSUs granted under the 2008 Plan for the respective fiscal year. In accordance with FASB ASC Topic 718, the grant date fair value was determined by using the closing price of our Common Stock on the grant date multiplied by the number of awards granted.
(2)	The amounts in this column reflect payments made pursuant to our SVA Plan for the respective fiscal year, and reflect only earnings for services during such fiscal year. For the Management Team, this column reflects all SVA payments, including the individual performance payout, for fiscal 2014, fiscal 2013 and fiscal 2012.

(3)	The amounts in this column reflect the aggregate change in actuarial value of the named executive officers’ accumulated benefit under the SERP from June 28, 2013 to June 26, 2014, June 29, 2012 to June 27, 2013, and July 1, 2011 to June 28, 2012, which were our SERP plan measurement dates used for financial reporting purposes for fiscal 2014, 2013 and 2012, respectively. Assumptions used to calculate the amounts can be found immediately after the “Pension Benefits Table for Fiscal Year 2014” below. None of our named executive officers earned above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified. See “Company-Sponsored Retirement Plans” for more information about the SERP.
(4)	The amounts in this column reflect perquisites and other personal benefits. The table below entitled “All Other Compensation for Fiscal Year 2014” shows each component of the total amount included in this column.

All Other Compensation for Fiscal Year 2014(1)

Name	Personal and Family Travel	Club Memberships	401(k) Match(2)	Executive Life Insurance(3)	Car Allowance(4)	Total
Jeffrey T. Sanfilippo	$9,215	$400	$7,800	$775	$752	$18,942

Michael J. Valentine	$—	$425	$10,484	$775	$9,202	$20,886

Jasper B. Sanfilippo, Jr.	$3,900	$—	$10,484	$775	$15,600	$30,759

James A. Valentine	$—	$—	$4,832	$626	$6,000	$11,458

Walter R. Tankersley	$—	$—	$10,336	$502	$6,000	$16,838

(1)	Such perquisites and personal benefits are valued at their aggregate incremental cost to our company based on the following methodology: all of the perquisites and personal benefits referred to by this footnote (4) to the Summary Compensation Table involved an actual cash expenditure by our company and therefore the actual cash expenditure is what is reflected as the value of the perquisites and personal benefits.
(2)	The amounts in this column reflect the company’s matching contributions to our company’s 401(k) Plan.
(3)	The amounts in this column reflect life insurance premiums paid by the company on behalf of the named executive officers.
(4)	The amounts in this column reflect the named executive officers’ personal usage of a company car or a direct car allowance paid to a named executive officer.

Company-Sponsored Retirement Plans

A purpose of the SERP is to provide the Management Team and James A. Valentine (collectively, the “SERP Future Participants”) with a meaningful retirement benefit. The SERP is an unfunded plan. If a participant in the SERP, after serving our company for at least five years, separates from service to our company at or after the age of 65, benefits will be payable to the participant for life. Monthly installments will be paid at a rate equal to (a) one-twelfth (1/12th) of 50% of the participant’s highest consecutive five year average annual base salary, bonus and non-equity incentive compensation earned during the participant’s final 10 years of service, multiplied by (b) the number of full years the participant was employed by the company divided by the greater of (i) 20 or (ii) the number of full years the participant would have been employed if he had been employed by the company from his hire date through attainment of age 65 (which quotient shall not exceed 1.0). In the event that the participant’s benefits commence after he turns 65 years old, the participant’s benefit as otherwise computed under the SERP shall be adjusted for the time value of money (interest only) from age 65 to his age at actual retirement. If the participant has a beneficiary (the existence of a beneficiary is determined at the time the benefits commence), the benefits will be in the form of a joint and 100% contingent annuitant benefit, which is the actuarial equivalent of the participant’s life-only benefit. If a participant separates from service to our company prior to the age of 65 and has achieved 10 years of service to us, certain reduced early retirement benefits may be available. All of the named executive officers eligible to participate in the SERP have already achieved 10 years of service to us, but none are 65 or older. Payments under the SERP are subject to a deduction for social security and other offset amounts. The SERP participants are responsible for their portion of such payments.

The present value of the accumulated benefits for each of the executive officers in the table below is based upon the following: (a) in determining the number of years of credited service at retirement age, the retirement age is 60—65 years old; (b) the annual retirement payment is 50% of the executive’s current compensation; (c) the discount rate is 4.37% and (d) the IRS 2014 Mortality Table Post-retirement was used to determine life expectancy after the retirement date. A further discussion of the assumptions used in calculating the amounts shown in the table below can be found in Note 13 to our audited consolidated financial statements for the year ended June 26, 2014, included in our Annual Report on Form 10-K filed with the Commission on August 27, 2014.

Pension Benefits Table for Fiscal Year 2014

Name, Position & Age(1)	Plan Name	Number of Years of Credited Service(2)	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Michael J. Valentine, CFO, 55	Supplemental Retirement Plan	27	$2,011,146	$0
Jeffrey T. Sanfilippo, CEO, 51	Supplemental Retirement Plan	23	$1,541,153	$0
James A. Valentine, CIO, 50	Supplemental Retirement Plan	28	$1,216,519	$0
Jasper B. Sanfilippo, Jr., COO, 46	Supplemental Retirement Plan	23	$1,015,299	$0

(1)	Walter R. Tankersley is not a participant in our company’s SERP.
(2)	This column reflects the actual number of years of service to our company by each of executive officers listed. It is our company’s policy not to credit extra years of service to SERP participants.

Grants of Plan-Based Awards

Our company’s plan-based awards for certain executives, including the named executive officers, consist of equity-based awards (RSUs and previously, stock options) under our 2008 Plan and non-equity incentive compensation payments under our SVA Plan. The following table provides fiscal 2014 information for the named executive officers’ equity based awards under our 2008 Plan and non-equity incentive compensation payments under our SVA Plan. Under the terms of the SVA Plan, the Compensation Committee may reduce the incentive compensation payments to the Management Team by a factor of up to 20% based upon the Compensation Committee’s assessment of each member of the Management Team’s achievement of his individual objectives for the fiscal year. With respect to awards of RSUs under our company’s 2008 Plan, the table below includes the grant date of each award, the number of RSUs granted, the closing price of our company’s Common Stock on the date of grant and the resulting grant date fair value of the RSUs.

Grants of Plan-Based Awards for Fiscal Year 2014

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)
Name	Grant Date(1)	Compensation Committee Approval Date	Threshold $	Target $	Maximum $	All Other Equity Based Awards: Number of Units	Closing Price on Grant Date ($/Share)	Grant Date Fair Value of Equity Based Awards(3)
Jeffrey T. Sanfilippo	11/13/2013	10/30/2013	—	—	—	7,900	$25.32	$200,028
	8/27/2013	—	—	$365,961	$731,921

Michael J. Valentine	11/13/2013	10/30/2013	—	—	—	7,900	$25.32	$200,028
	8/27/2013	—	—	$365,961	$731,921

Jasper B. Sanfilippo, Jr.	11/13/2013	10/30/2013	—	—	—	7,900	$25.32	$200,028
	8/27/2013	—	—	$365,961	$731,921

James A. Valentine	11/13/2013	10/30/2013	—	—	—	3,160	$25.32	$80,011
	8/27/2013	—	—	$208,387	$416,774

Walter R. Tankersley	11/13/2013	10/30/2013	—	—	—	2,500	$25.32	$63,300
	8/27/2013	—	—	$166,813	$333,625

(1)	The November 13, 2013 awards (RSUs) were granted under the 2008 Plan. The August 27, 2013 awards (incentive compensation payments) were granted under the SVA Plan.
(2)	This column shows the targeted non-discretionary and individual payments for fiscal 2014 under our company’s SVA Plan. The SVA Plan payments are based on SVA, which is the year-to-year improvement in our net operating profit after taxes minus a capital charge. There was no threshold payout pursuant to the SVA Plan at the time the fiscal 2014 awards were granted. The maximum payout pursuant to the SVA Plan at the time the fiscal 2014 awards were granted was a SVA Improvement Multiple of 2. The actual SVA multiple achieved for fiscal 2014 was 1.04. See “Compensation Discussion and Analysis—Overview of Fiscal 2014 Executive Compensation Program—Sanfilippo Value-Added Plan.”
(3)	The amounts shown in this column represent the grant date fair value of each equity award (all RSUs). The Compensation Committee approved the grant date as the 10th business day following the date the Compensation Committee’s approval of the grant. These dates were chosen for administrative, compliance and governance purposes. The Compensation Committee reviews and approves the granting of RSUs under the 2008 Plan at its meeting at or around the annual meeting of stockholders. For fiscal 2014, RSUs that vest in three years were issued to all executive officers and all other vice presidents. The members of the Management Team received 7,900 RSUs. Other officer grantees, including the RSUs listed in the table above, received between 2,500 and 3,160 RSUs.

Outstanding Equity Awards

The following table provides information on outstanding equity-based awards held by the named executive officers as of June 26, 2014. For RSUs, the table shows the number of RSUs that have not vested and their market value.

Outstanding Equity Awards at Fiscal Year End 2014

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Units That Have Not Vested(1)	Market Value of Units That Have Not Vested(2)
Jeffrey T. Sanfilippo	—	—	—	—
					12,900	$340,044
Michael J. Valentine	—	—	—	—
					12,900	$340,044
Jasper B. Sanfilippo, Jr.	—	—	—	—
					12,900	$340,044
James A. Valentine	—	—	—	—
					8,160	$215,098
Walter R. Tankersley	—	—	—	—
					10,000	$263,600

(1)	Each member of the Management Team was granted 7,900 RSUs in fiscal 2014, 3,000 RSUs in fiscal 2013 and 2,000 RSUs in fiscal 2012. James A. Valentine and Walter R. Tankersley were each granted 3,160 and 2,500 RSUs respectively, in fiscal 2014. James A. Valentine and Walter R. Tankersley were each granted 3,000 RSUs in fiscal 2013. James A. Valentine and Walter R. Tankersley were granted 2,000 RSUs and 4,500 RSUs, respectively, in fiscal 2012. The Compensation Committee approved the fiscal 2014 RSU grants on October 30, 2013, with a grant date of November 13, 2013. The Compensation Committee approved the fiscal 2013 RSU grants on October 30, 2012, with a grant date of November 14, 2012. The Compensation Committee approved the fiscal 2012 RSU grants on November 9, 2011, with a grant date of November 23, 2011. All RSUs granted to employees have a vesting period of three years.
(2)	The amounts shown in this column reflect the value of outstanding RSUs at June 26, 2014. The closing price of our Common Stock was $26.36 at June 26, 2014.

Option Exercises and Stock Vested During Fiscal 2014

The following table provides information on stock options that were exercised and stock awards that vested during the fiscal year ended June 26, 2014 for each of the named executive officers:

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Number of Shares Acquired on Vesting ($)
Jeffrey T. Sanfilippo	3,500	(1)	$60,795	(2)	5,000	$123,930	(5)
Michael J. Valentine	3,500	(1)	$60,795	(2)	5,000	$123,930	(5)
Jasper B. Sanfilippo, Jr.	3,500	(1)	$60,795	(2)	5,000	$123,930	(5)
James A. Valentine	3,500	(1)	$45,605	(3)	3,500	$87,455	(6)
Walter R. Tankersley	12,000	(1)	$127,135	(4)	3,500	$87,455	(6)

(1)	Represents the exercise of non-qualified and incentive stock options issued under the 1998 Plan.
(2)	Represents the difference between the $25.32 closing price of our Common Stock on the November 13, 2013 exercise date and the $7.95 exercise price, multiplied by the number of options exercised.
(3)	Represents the difference between the $20.98 closing price of our Common Stock on the August 27, 2013 exercise date and the $7.95 exercise price, multiplied by the number of options exercised.
(4)	Represents the difference between (a) the $26.94 closing price of our Common Stock on the June 17, 2013 exercise date and the $7.95 exercise price, multiplied by the 3,500 options exercised, and (b) the $24.55 average per share received on the November 1, 2013 exercise date and the $18.03 exercise price, multiplied by the 5,000 options exercised and (c) the $26.48 average per share received on the June 16, 2014 exercise date and the $18.46 exercise price, multiplied by the 3,500 options exercised.
(5)	Represents 1,000 and 4,000 RSU awards that vested on September 9, 2013 and November 9, 2013, respectively, the third anniversary of the grant date of each award. The closing price of our Common Stock on September 7, 2013 and November 15, 2013, the trading days immediately preceding the aforementioned vesting dates, was $21.97 and $25.49, respectively.
(6)	Represents 500 and 3,000 RSU awards that vested on September 9, 2013 and November 9, 2013, respectively, the third anniversary of the grant date of each award. The closing price of our Common Stock on September 7, 2013 and November 15, 2013, the trading days immediately preceding the aforementioned vesting dates, was $21.97 and $25.49, respectively.

Other SERP Payments

Under the SERP, amounts for which appear in the Pension Benefits Table for Fiscal Year 2014 above, the SERP Future Participants may receive post-employment payments at the termination of their employment with us by reasons including, other than for “cause” (as defined in the SERP), retirement, disability or death and if the participant has at least five years of employment with our company. Upon a termination for cause, all benefit rights under the SERP will terminate and be forfeited. Pursuant to the terms of the SERP, the employment of a participant shall be deemed to have been terminated for cause by our company if a participant has: (a) engaged in one or more acts constituting a felony, or involving fraud or serious moral turpitude; (b) willfully refused (except by reason of incapacity due to accident or illness) to perform substantially all of his duties, provided that such refusal shall have resulted in demonstrable material injury to our company or its subsidiaries; or (c) willfully engaged in gross misconduct materially injurious to our company. If a SERP Future Participant separates from our company on or after the age of 65 (other than for cause), that SERP Future Participant will receive the full benefit under the formula described before the Pension Benefits Table for Fiscal Year 2014.

If a SERP Future Participant separates from our company before the age of 65 (other than for cause), has attained the age of 55 and has been credited with at least 10 years of employment at the time of termination of employment, that SERP Future Participant will receive the actuarial equivalent of the age 65 benefit, to be paid as soon as feasible on or after the participant’s attainment of the age of 55.

Assuming that each of the SERP Future Participants separated their service from our company on June 26, 2014, each would receive the following monthly payment, beginning at age 55, to be paid throughout the SERP Future Participant’s life:

•	Jeffrey T. Sanfilippo: $8,757

•	Michael J. Valentine: $10,128

•	Jasper B. Sanfilippo, Jr.: $7,506

•	James A. Valentine: $7,224

If a SERP Future Participant separates from our company before age 65 and has not been credited with at least 10 years of employment, that SERP Future Participant’s benefits may not commence until the attainment of the age of 65. All SERP Future Participants have already been credited with at least 10 years of employment to our company. As all SERP Future Participants are deemed “specified employees” under Section 409(A) of the Code, benefits will not be paid until the date that is six months after the effective date of termination of employment. In the event that termination of employment was the result of long-term disability, the benefits shall be reduced to the extent of any benefits received under our company’s long-term disability plan and until such time that benefits under the long-term disability plan cease.

If the present lump sum actuarial equivalent value of the benefits under the SERP on the benefit commencement date is less than or equal to $50,000, then such benefits will be paid to the participant or the participant’s beneficiary in a single lump sum distribution. If a participant does not have a beneficiary on the date benefits commence, benefits will cease upon the participant’s death. If both the participant and the participant’s beneficiary die before the benefits commence, all entitlement to benefits will terminate.

So long as a participant is not terminated for cause and has fulfilled the conditions precedent to payment as described above, a participant is entitled to payment pursuant to the SERP. Other than as described above, there are no material conditions or obligations applicable to the receipt of payments or benefits under the SERP, such as a requirement to enter into non-compete, non-solicitation, non-disparagement or confidentiality agreements.

Equity Awards—Change in Control and Termination Provisions

In the event of termination of employment by resignation or for cause, all unexercised option awards or unvested RSUs are forfeited as of the termination date. In the event of termination by reason of death, option awards, to the extent exercisable, may be exercised at any time within one year after the date of death, and RSUs will vest on a prorated basis. In the event of termination by reason of retirement under the provisions of a retirement plan, option awards, to the extent exercisable, may be exercised within 90 days after the date of retirement or one year after the date of retirement if the grantee died during the 90-day period. In the event of termination by reason of permanent disability, option awards, to the extent exercisable, may be exercised within one year after the termination date, and RSUs will vest on a prorated basis. Provided that our company does not give notice to stock award grantees of its intent to cancel all unexercised awards as of the date of a “change in control” (as defined in the 2008 Plan), all unexercised awards may be exercised commencing on the date of a change in control. Once awarded, equity awards cannot be modified in any other respect. Awards of stock options or stock appreciation rights are limited to 100,000 shares annually per individual, and awards of Common Stock, restricted stock, or RSUs are limited to 50,000 shares annually per individual.

Other Equity and SVA Payments—Change in Control

In the event that a change of control of our company occurred on June 26, 2014, our named executive officers would be entitled to the following payments (subject to Compensation Committee action) as a result of such officer’s unvested options and RSUs immediately vesting upon such change in control:

•	Jeffrey T. Sanfilippo: $340,044, composed of 12,900 vested RSUs at a share value of $26.36 (the closing price of our company’s common stock on June 26, 2014)

•	Jasper B. Sanfilippo, Jr.: $340,044, composed of 12,900 vested RSUs at a share value of $26.36

•	Michael J. Valentine: $340,044, composed of 12,900 vested RSUs at a share value of $26.36

•	James A. Valentine: $215,098, composed of 8,160 vested RSUs at a share value of $26.36

•	Walter R. Tankersley: $263,600, composed of 10,000 vested RSUs at a share value of $26.36

In the event that a change of control of our company occurred on June 26, 2014, our named executive officers would be entitled to the following payments (subject to Compensation Committee action) as a result of our SVA Plan:

•	Jeffrey T. Sanfilippo: $380,599

•	Jasper B. Sanfilippo, Jr.: $380,599

•	Michael J. Valentine: $380,599

•	James A. Valentine: $216,605

•	Walter R. Tankersley: $173,404

Therefore, in the event of a change of control (subject to Compensation Committee action), the named executive officers would be entitled to the following total payments on June 26, 2014:

•	Jeffrey T. Sanfilippo: $720,643

•	Jasper B. Sanfilippo, Jr.: $720,643

•	Michael J. Valentine: $720,643

•	James A. Valentine: $431,703

•	Walter R. Tankersley: $437,004

Other Equity and SVA Payments—Other Terminations

In the event of a named executive officer’s death or permanent disability on June 26, 2014, such named executive officer would be entitled to 19 out of a total of 36 months of vesting credit for granted, but unvested RSUs under our 2008 Plan. As a result, each named executive officer would be entitled to the following payment for accelerated vesting of RSUs, given a closing common stock price of $26.36 on June 26, 2014:

•	Jeffrey T. Sanfilippo: $179,468

•	Jasper B. Sanfilippo, Jr.: $179,468

•	Michael J. Valentine: $179,468

•	James A. Valentine: $113,524

•	Walter R. Tankersley: $139,122

For all other terminations of service, including retirement, the named executive officers would forfeit unvested RSUs, and all unvested RSUs would not be subject to the accelerated vesting as set forth above and the company would not be obligated to pay out any amounts related to such unvested RSUs.

In the event of a named executive officer’s death, disability, retirement or separation not for cause which occurred on June 26, 2014, our named executive officers would be entitled to the following payments (subject to Compensation Committee action) as a result of our SVA Plan:

•	Jeffrey T. Sanfilippo: $380,599

•	Jasper B. Sanfilippo, Jr.: $380,599

•	Michael J. Valentine: $380,599

•	James A. Valentine: $216,605

•	Walter R. Tankersley: $173,404

For all other terminations of service not listed above, including voluntary separation, on June 26, 2014, the named executive officers would forfeit their SVA payments and would not receive any compensation.

Therefore, in the event of a death or disability (subject to Compensation Committee action), the named executive officers would be entitled to the following total payments on June 26, 2014:

•	Jeffrey T. Sanfilippo: $560,067

•	Jasper B. Sanfilippo, Jr.: $560,067

•	Michael J. Valentine: $560,067

•	James A. Valentine: $330,129

•	Walter R. Tankersley: $312,526

In the event of retirement or separation for cause on June 26, 2014, the named executive officer would receive their SVA payment as described above and all other separations would not result in any compensation.

Certain Insurance Policy Arrangements

We provided benefits in the form of paying premiums on certain insurance policies (the “Policies”) that cover the lives of our former Chief Executive Officer, Jasper B. Sanfilippo and our former President, Mathias A. Valentine (collectively, the “Former Officers”), and their respective spouses. The Policies were obtained by the Former Officers while they were serving as executive officers of the company. The Policies were previously owned by several trusts created by the Former Officers. On December 31, 2003, the trusts, the Former Officers, their spouses and our company entered into the Amended and Restated John B. Sanfilippo & Son, Inc. Split-Dollar Insurance Agreement, which assigned the Policies to our company. As a result of this assignment, our company received all incidents and benefits of ownership in the Policies, including all rights to the accumulated cash surrender values of the Policies. Generally, upon the death of the insured, the company is entitled to receive reimbursement of all premiums paid, and the trusts created by the Former Officers are entitled to receive any remaining death benefit.

In fiscal 2014, Mr. Sanfilippo received an insurance gross up benefit of $6,995 relating to his life insurance policies, and the company paid life insurance premiums of $49,036. In fiscal 2013, Mr. Valentine received an insurance gross up benefit of $25,423 relating to his life insurance policies, and the company paid life insurance premiums of $15,000.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the salaries, equity grants (such as RSUs or stock options), incentive compensation (such as the SVA Plan) and other compensation of executive officers and non-management directors (management directors are not separately compensated for their service as directors). The duties and procedures of the Compensation Committee are explained in greater detail in the “Compensation Committee” subsection of the “Corporate Governance” section and the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement in accordance with Item 407(e)(5) of Regulation S-K.

Respectfully submitted by all of the members of the Compensation Committee of the Board of Directors.

Timothy R. Donovan, Chairperson

Governor Jim Edgar

Ellen C. Taaffe

Daniel M. Wright

The information contained in the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 2, 2014, except where otherwise indicated in the footnotes, with respect to the beneficial ownership of Common Stock and Class A Stock by (a) each individual, group, or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Class A Stock, (b) each of our directors and nominees for election as a director, (c) each of our named executive officers and (d) all of our directors and executive officers as a group. The information set forth in the table as to directors and executive officers is based upon information furnished to us by them in connection with the preparation of this Proxy Statement. Except where otherwise indicated in the footnotes to this table, the mailing address of each of the stockholders named in the table is: c/o John B. Sanfilippo & Son, Inc., 1703 N. Randall Road, Elgin, Illinois 60123-7820.

Name	No. of Shares of Common Stock (1)	% of Outstanding Shares of Common Stock	No. of Shares of Class A Stock (1)(2)	% of Outstanding Shares of Class A Stock	% of Outstanding Votes on Matters Other than Election of Directors
Jasper B. Sanfilippo(3)(4)(6)	13,049	*	130,436	5.0	3.8
Marian R. Sanfilippo(5)(6)	—	—	206,213	7.9	6.0
Jeffrey T. Sanfilippo(6)(7)+-	22,332	*	72,026	2.8	2.2
Jasper B. Sanfilippo, Jr.(6)(7)+-	3,500	*	1,417,220	54.6	41.2
Lisa A. Sanfilippo(6)(7)	2,500	*	50,172	1.9	1.5
John E. Sanfilippo(6)(7)	18,832	*	90,178	3.5	2.7
James J. Sanfilippo(6)+	1,975	—	1,358,127	52.3	39.5

Total Sanfilippo Group(7)	43,356	*	1,768,496	68.1	51.5
Michael J. Valentine(8)+-	7,500	*	768,442	29.6	22.3
Mathias A. Valentine(9)+	15,024	*	60,488	2.3	1.8

Total Valentine Group(10)	22,524	*	828,930	31.9	24.1
James A. Valentine(11)-	9,350	*	—	—	*
Walter R. Tankersley(12)-	17,092	*	—	—	*
Timothy R. Donovan(13)+	17,524	*	—	—	*
Governor Jim Edgar(14)+	25,024	*	—	—	*
Daniel M. Wright(15)+	18,024	*	—	—	*
Ellen C. Taaffe(16)+	11,024	*	—	—	*
Pekin Singer Strauss Asset Management(17)	983,663	11.6	—	—	2.9
Dimensional Fund Advisors LP(18)	709,726	8.4	—	—	2.0
All directors and executive officers as a group (16 persons all of whom are stockholders and/or option holders)(3)(4)(5)(6)(7)(8)(10)(11)(12)(13)(14)(15)(16)(19)	195,688	2.3	2,326,640	89.6	68.0

+	Denotes director.
-	Denotes named executive officer.
*	Less than one percent (1%).

(1)	Except as otherwise indicated below, for purposes of the table above, beneficial ownership means the sole power to vote and dispose of shares. In calculating each holder’s percentage ownership and beneficial ownership in the table above, shares of Common Stock which may be acquired by the holder through the exercise of stock options that are exercisable or the conversion of restricted stock units (“RSUs”) that are vested on or within 60 days of September 2, 2014, are included.

(2)	Each share of Class A Stock is convertible at the option of the holder thereof at any time and from time to time into one share of Common Stock. In addition, the Restated Certificate provides that Class A Stock may be transferred only to (a) Jasper B. Sanfilippo or Mathias A. Valentine, (b) a spouse or lineal descendant of Jasper B. Sanfilippo or Mathias A. Valentine, (c) trusts for the benefit of any of the foregoing individuals, (d) entities controlled by any of the foregoing individuals, (e) John B. Sanfilippo & Son, Inc., or (f) any bank or other financial institution as a bona fide pledge of shares of Class A Stock by the owner thereof as collateral security for indebtedness due to the pledgee (collectively, the “Permitted Transferees”), and that upon any transfer of Class A Stock to someone other than a Permitted Transferee each share transferred will automatically be converted into one share of Common Stock.

(3)	Includes 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the Jasper B. Sanfilippo, Jr. Trust, dated September 23, 1991, 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the Lisa Ann Sanfilippo Trust, dated October 4, 1991, 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the Jeffrey T. Sanfilippo Trust, dated October 4, 1991 and 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the John E. Sanfilippo Trust, dated October 2, 1991. The beneficiaries of the aforementioned trusts are children of Jasper and Marian Sanfilippo (two of whom, Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, are executive officers and directors of our company).

(4)	Includes 13,049 shares of Common Stock held directly by Jasper B. Sanfilippo.

(5)	Includes 50,170 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the Jeffrey T. Sanfilippo Irrevocable Trust, dated October 6, 2006, 55,701 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the Jasper B. Sanfilippo, Jr. Irrevocable Trust, dated October 6, 2006, 50,170 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the John E. Sanfilippo Irrevocable Trust, dated October 6, 2006 and 50,172 shares of Class A Stock held by Marian Sanfilippo as co-trustee of the Lisa A. Evon Irrevocable Trust, dated October 6, 2006. The beneficiaries of the aforementioned trusts are children of Jasper and Marian Sanfilippo (two of whom, Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, are executive officers and directors of our company). As co-trustee, Marian Sanfilippo shares voting and dispositive power over the aggregate 206,213 shares of Class A Stock held in the aforementioned trusts.

(6)	On June 21, 2004, a Schedule 13D was filed jointly by the members of the Sanfilippo family referenced in the above beneficial ownership table (the “Sanfilippo Group”). Amendments to the Schedule 13D were filed on March 21, 2007, January 16, 2008, September 10, 2009 and April 27, 2012. The Sanfilippo Group made a single, joint filing to reflect the formation of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as expressly set forth in the Schedule 13D, each member of the Sanfilippo Group disclaims beneficial ownership of the Common Stock and Class A Stock beneficially owned by any other member of the Sanfilippo Group.

The members of the Sanfilippo Group are deemed to beneficially own an aggregate of 1,768,496 shares of Class A Stock and 43,356 shares of Common Stock, which includes 68.1% of the total outstanding shares of Class A Stock. The Sanfilippo Group would own 17.7% of the total outstanding shares of Common Stock, assuming the conversion of all such shares of Class A Stock into an equal number of shares of Common Stock and assuming the Valentine group has not converted any of their Class A shares to Common Stock. Based on the relative voting rights of the Class A Stock and Common Stock, the Sanfilippo Group has or shares 51.5% of the total outstanding voting power of our common equity, calculated by using 10 votes per share of Class A Stock and assuming that the applicable shares of Class A Stock are not converted into Common Stock. For additional information about our company’s status as a “controlled company” under Nasdaq rules, see “Corporate Governance—Independence of the Board of Directors” below.

The beneficial ownership of Jasper B. Sanfilippo and Marian R. Sanfilippo is described in footnotes (3), (4) and (5) above. The beneficial ownership of the remainder of the Sanfilippo Group is as follows:

Jeffrey T. Sanfilippo: The beneficial ownership of Jeffrey T. Sanfilippo includes (a) 18,832 shares of Common Stock held as a co-trustee of the Sanfilippo Family Education Trust, dated October 17, 1997, the beneficiaries of which are the grandchildren of Jasper and Marian Sanfilippo, (b) 3,500 shares of Common Stock held directly by Jeffrey T. Sanfilippo, (c) 21,856 shares of Class A Stock held directly by Jeffrey T. Sanfilippo, and (d) 50,170 shares of Class A Stock held as co-trustee of the Jeffrey T. Sanfilippo Irrevocable Trust, dated October 6, 2006. As co-trustee, Jeffrey T. Sanfilippo shares voting and dispositive power over the 18,832 shares of Common Stock held in the Sanfilippo Family Education Trust and the 50,170 shares of Class A Stock held in the Jeffrey T. Sanfilippo Irrevocable Trust, dated October 6, 2006.

Jasper B. Sanfilippo, Jr.: The beneficial ownership of Jasper B. Sanfilippo, Jr. includes (a) 3,500 shares of Common Stock held directly by Jasper B. Sanfilippo, Jr., (b) 1,349,663 shares of Class A Stock held as co-trustee of the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999, (c) 11,856 shares of Class A Stock held directly by Jasper B. Sanfilippo, Jr. and (d) 55,701 shares of Class A Stock held as co-trustee of the Jasper B. Sanfilippo, Jr. Irrevocable Trust, dated October 6, 2006. As co-trustee, Jasper B. Sanfilippo, Jr. shares voting and dispositive power over the 55,701 shares of Class A Stock held in the Jasper B. Sanfilippo, Jr. Irrevocable Trust, dated October 6, 2006 and the 1,349,663 shares of Class A Stock held in the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999. 750,000 shares of Class A Stock in the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999 have been pledged to financial institutions.

Lisa A. Sanfilippo: The beneficial ownership of Lisa A. Sanfilippo includes (a) options to purchase 2,500 shares of Common Stock with an exercise price of $7.95 per share on or within 60 days of September 2, 2014 and (b) 50,172 shares of Class A Stock held as co-trustee of the Lisa A. Evon Irrevocable Trust, dated October 6, 2006. As co-trustee, Lisa A. Sanfilippo shares voting and dispositive power over the 50,172 shares of Class A Stock held in the trust.

John E. Sanfilippo: The beneficial ownership of John E. Sanfilippo includes (a) 18,832 shares of Common Stock held as a co-trustee of the Sanfilippo Family Education Trust, dated October 17, 1997, the beneficiaries of which are the grandchildren of Jasper and Marian Sanfilippo, (b) 40,008 shares of Class A Stock held directly by John E. Sanfilippo and (c) 50,170 shares of Class A Stock held as co-trustee of the John E. Sanfilippo Irrevocable Trust, dated October 6, 2006. As co-trustee, John E. Sanfilippo shares voting and dispositive power over the 18,832 shares of Common Stock held in the Sanfilippo Family Education Trust and the 50,170 shares of Class A Stock held in the John E. Sanfilippo Irrevocable Trust, dated October 6, 2006.

James J. Sanfilippo: The beneficial ownership of James J. Sanfilippo includes (a) 8,464 shares of Class A Stock held directly by James J. Sanfilippo, (b) 1,975 RSUs that are convertible to 1,975 shares of common stock on or within 60 days of September 2, 2014, and (c) 1,349,663 shares of Class A Stock held as co-trustee of the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999. As co-trustee, James J. Sanfilippo shares voting and dispositive power over the 1,349,663 shares of Class A Stock held in the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999. 750,000 shares of Class A Stock in the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999 have been pledged to financial institutions.

Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., Lisa A. Sanfilippo and John E. Sanfilippo, as co-trustees of each of their aforementioned trusts dated October 6, 2006, are also the sole beneficiaries under each of their respective trusts.

The beneficiaries of the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999 are the descendants of Marian Sanfilippo, as grantor, which include James J. Sanfilippo and Jasper B. Sanfilippo, Jr., who together are the trustees of that trust, and Jeffrey T. Sanfilippo, John E. Sanfilippo and Lisa A. Sanfilippo.

The information set forth in the table above and in the accompanying footnotes with respect to Marian R. Sanfilippo, Lisa A. Sanfilippo, John E. Sanfilippo and James J. Sanfilippo is based solely on the Schedule 13D filed by the Sanfilippo Group, as amended on April 26, 2012, as well as supplemental information provided to our company by the members of the Sanfilippo Group.

(7)	Excludes 32,609 shares of Class A Stock held by Jasper B. Sanfilippo as trustee of the trusts described in footnote (3) above, the beneficiary of which is the individual in the table that has a reference to this footnote (7) by his or her name.

(8)	Includes 768,442 shares of Class A Stock held as trustee of the following three trusts: the Trust for Michael J. Valentine, dated May 26, 1991, and the Trust for James A. Valentine, dated May 26, 1991, each of which owns 256,147 shares of Class A Stock, and the Trust for Mary Jo Carroll, dated May 26, 1991, which owns 256,148 shares of Class A Stock. The beneficiaries of these trusts are the children of Mathias and Mary Valentine, including Michael J. Valentine, an executive officer and director of our company, and James A. Valentine, an executive officer of our company. Includes 7,500 shares of Common Stock held directly by Michael J. Valentine.

(9)	Includes (a) 9,049 shares of Common Stock held directly by Mathias A. Valentine, (b) 5,975 RSUs that are convertible to 5,975 shares of Common Stock on or within 60 days of September 2, 2014 and (c) 60,488 shares of Class A Stock held directly by Mathias A. Valentine.

(10)	Michael J. Valentine and Mathias A. Valentine have formed a group as reflected by the Schedule 13D filed on April 27, 2012 (the “Valentine Group”). The total beneficial ownership of the group consists of 828,930 shares of Class A Stock, 16,549 shares of Common Stock, 5,975 RSUs that are convertible to 5,975 shares of Common Stock on or within 60 days of September 2, 2014, which represents 31.9% of the issued and outstanding Class A Stock, and 9.2% of the issued and outstanding Common Stock assuming the conversion of all such shares of Class A Stock into an equal number of shares of Common Stock and assuming the Sanfilippo group has not converted any of their Class A shares to Common Stock.

Based on the relative voting rights of the Class A Stock and Common Stock, Michael J. Valentine directly or indirectly controls 22.3%, while Mathias A. Valentine directly controls 1.8% of the total outstanding voting power of our common equity. In addition, the Valentine Group directly controls 24.1% of the total outstanding voting power of our common equity. These percentages assume that the applicable shares of Class A Stock are not converted into Common Stock, and are calculated using 10 votes per share of Class A Stock.

(11)	Includes 9,350 shares of Common Stock held directly by James A. Valentine. Excludes 256,147 shares of Class A Stock held as trustee by Michael J. Valentine, an executive officer and director of our company.

(12)	Includes 17,092 shares of Common Stock held directly by Walter R. Tankersley.

(13)	Includes 11,549 shares of Common Stock held directly by Mr. Donovan and 5,975 RSUs that are convertible to 5,975 shares of Common Stock on or within 60 days of September 2, 2014. Excludes (a) 35,000 shares of Common Stock held by Mr. Donovan’s spouse, Elaine Karacic, as trustee of certain trusts, the beneficiaries of which are the children of Mr. Donovan and Ms. Karacic, (b) 9,976 shares of Common Stock held by Ms. Karacic as trustee of a trust, the beneficiary of which is the estate of Ms. Karacic’s sibling and (c) 15,674 shares of Common Stock held by Ms. Karacic in her name. Mr. Donovan disclaims beneficial ownership of all of the foregoing excluded shares of Common Stock. Mr. Donovan’s mailing address is: c/o Caesars Entertainment Corporation, One Caesars Palace Drive, Las Vegas, Nevada 89109.

(14)	Includes options to purchase 4,000 shares of Common Stock with a weighted average exercise price of $13.58 per share on or within 60 days of September 2, 2014, includes 15,024 RSUs that are convertible to 15,024 shares of Common Stock on or within 60 days of September 2, 2014 and includes 6,000 shares of Common Stock held directly by Gov. Jim Edgar.

(15)	Includes 8,975 RSUs that are convertible to 8,975 shares of Common Stock on or within 60 days of September 2, 2014 and includes 9,049 shares of Common Stock held directly by Daniel M. Wright.

(16)	Includes 11,024 RSUs that are convertible to 11,024 shares of Common Stock on or within 60 days of September 2, 2014 by Ellen C. Taaffe.

(17)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2014, filed by Pekin Singer Strauss Asset Management dated August 8, 2014. The mailing address of Pekin Singer Strauss Asset Management is: 161 North Clark Street, Suite 2200, Chicago, Illinois 60601.

(18)	The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2014, filed by Dimensional Fund Advisors LP dated August 8, 2014. The mailing address of Dimensional Fund Advisors LP is: 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(19)	Includes options to purchase a total of 6,500 shares of Common Stock (including the options referred to in footnote 14 above) at prices ranging from $8.75 to $18.03 per share which are exercisable by certain of the directors and executive officers on or within 60 days of September 2, 2014, and includes 48,948 RSUs that are convertible to 48,948 shares of Common Stock on or within 60 days of September 2, 2014 (including the RSUs referred to in footnotes 6, 9, 13, 14, 15 and 16).

Pledging of Shares

The members of the Sanfilippo Group (Jasper B. Sanfilippo, Marian R. Sanfilippo, Jeffrey T. Sanfilippo, Jasper B. Sanfilippo Jr., Lisa A. Sanfilippo, John E. Sanfilippo and James J. Sanfilippo) have, from time to time, pledged their Class A Stock, which they either directly or beneficially own, to various financial institutions. Currently, 750,000 shares of Class A Stock in the Sanfilippo Family 1999 Generation – Skipping Trust Agreement, dated December 31, 1999 have been pledged to financial institutions. If certain members of the Sanfilippo Group default on any of their obligations under any pledge agreements, the related loan documents or any other arrangement pursuant to which they have pledged their shares, the other parties to the agreements may have the right to foreclose upon and sell the pledged shares. Such a sale could cause our stock price to decline. Many of the occurrences that could result in a foreclosure of the pledged shares are out of our control and are unrelated to our operations.

REVIEW OF RELATED PARTY TRANSACTIONS

Our company has adopted a formal written policy governing the review and approval of related party transactions. Our policy defines a transaction as any financial or other transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) and any amendment thereto in which the amount involved exceeds $120,000. A related party is defined as (a) any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of our company, (b) any nominee for election as a director of our company, (c) any beneficial owner of more than 5% of the voting securities of our company, (d) any immediate family member of any of the foregoing persons or (e) any entity in which any of the foregoing persons has or will have a direct or indirect material interest. In accordance with this policy, our Audit Committee, which is comprised solely of independent directors, must review all such transactions, and may approve related party transactions if it determines that the transactions are fair or reasonable and in the best interest of the company. In connection with any proposed related party transaction, our company prepares documents for the Audit Committee’s review outlining the reasons why our company wishes to enter into the proposed transaction and any other relevant information, including competitive bids. As a condition to approving or ratifying any related party transaction, or with respect to any category of related party transactions covered by the policy, the Audit Committee may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing related party transactions. In addition, our Board of Directors, at its election, may designate a special committee of independent directors to review and approve related party transactions. Our Audit Committee, or any special committee that is so designated, may engage advisors to assist it in making the required evaluation of the terms of the proposed transactions. The policy also grants the Audit Committee discretion to impose sanctions on a related party that fails to notify the Audit Committee in advance of a transaction governed by the policy.

Lease Arrangement

As first discussed in the fiscal 2006 proxy, the company’s Board of Directors appointed an independent board committee to explore alternatives that would expedite our company’s facility consolidation project. The independent committee explored alternatives with respect to the company’s existing leases for properties owned by two related party partnerships. These two partnerships, the 300 East Touhy Limited Partnership (the “Touhy Partnership”) and the Arthur/Busse Limited Partnership (the “Busse Partnership”) each had the following limited partners: Jasper B. Sanfilippo, a stockholder of our company, and Mathias A. Valentine, a stockholder and director of our company, their respective spouses (Marian Sanfilippo and Mary Valentine), Anne Karacic and Rosalie Laketa (sisters of Mr. Sanfilippo), Rosalie Sanfilippo (Mr. Sanfilippo’s mother) and for the Touhy Partnership only, Rita Zadurski (Ms. Laketa’s daughter).

Our company sold and leased back its facility located in Selma, Texas to the Busse Partnership and the Touhy Partnership in September 2006. Subsequently, in January 2007, the Busse Partnership and the Touhy Partnership merged to form Selma Investments, LLC. The following individuals are currently members of Selma Investments, LLC: the Sanfilippo Family 1999 Generation Skipping Trust (25% owner), the Valentine Children Stock Partnership (25% owner), Anne Karacic (25% owner), Rosalie Laketa (12.5% owner) and Rita Zadurski (12.5% owner). We acquired the Selma, Texas facility in 1992. The sale price of the Selma facility in September 2006, which was determined by Joseph J. Blake and Associates, Inc., an independent appraiser, was $14.3 million. The term of the lease is 10 years with three five year renewal options. Our company’s lease payment was fixed at $109,052 per month through the fifth anniversary date. In September 2011, our company’s lease payment was reset to $121,452 per month for an additional five years based on a Consumer Price Index Factor. The total amount paid under the lease in fiscal 2014 was $1,457,429. The lease payments for each of the five year renewal options are subject to an adjustment based on the prevailing market rate for similar property. Our company has the option to purchase the facility and this option is irrevocable through any of the renewal periods. The purchase price shall be the greater of $14.3 million or 95% of the fair market value of the facility. Our company also has a right of first refusal, allowing it to match any offer that may be made on the leased premises from a third party.

All transactions relating to the lease arrangements were reviewed and approved by the Audit Committee.

Supplier Arrangement

The related party transactions outlined below have been reviewed, approved, ratified or otherwise determined to be outside the scope of our company’s related person transaction policy by our Audit Committee, as more specifically described below.

During fiscal 2014, we purchased approximately $10.88 million of packaging and $201,000 of equipment, supplies and services from Clear Lam.

Our company purchases packaging from Clear Lam on behalf of, and at the direction of, certain of our company’s contract packaging customers. The Audit Committee has determined that such purchases fall outside the scope of our company’s related person transaction policy and do not require the Audit Committee’s approval, so long as our company is not involved in selecting Clear Lam as the film supplier or negotiating the price or terms of the purchases. Accordingly, during fiscal 2014, the Audit Committee did not approve purchases from Clear Lam on behalf of its contract packaging customers, which comprised $4.08 million.

Currently, James J. Sanfilippo, a director of our company, and John E. Sanfilippo (children of Jasper and Marian Sanfilippo) each own 6.77% of Clear Lam. The remainder of Clear Lam is owned by a trust, the equal beneficiaries of which are the children of Jasper and Marian Sanfilippo (including Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, who are both executive officers and directors of our company and James J. Sanfilippo, a director of our company). Jasper B. Sanfilippo, a stockholder and director of our company, serves as a director of Clear Lam. The five children of Jasper B. Sanfilippo (including Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, who are both executive officers and directors of our company and James J. Sanfilippo, a director of our company) are directors of Clear Lam.

Compensation Arrangements

During fiscal 2014, we paid compensation to Roseanne Christman for her service as Director of Creative Services of our company. Ms. Christman is the sister-in-law of Timothy R. Donovan, a director of our company. Ms. Christman’s total compensation for fiscal 2014 was $211,441, including $49,059 of incentive compensation as a participant in the SVA. The Audit Committee reviewed and approved these transactions.

During fiscal 2014, we paid compensation to Brenda Cannon for her service as Vice President, Food Safety and Quality of our company. Ms. Cannon is the spouse of Michael G. Cannon, an executive officer of our company. Ms. Cannon’s total compensation for fiscal 2014 was $357,769, including $81,114 of incentive compensation as a participant in the SVA Plan and $87,455 related to an RSU grant. The Audit Committee reviewed and approved these transactions.

In addition, the Audit Committee (which consists of the same four members of the Compensation Committee) also reviewed and approved the compensation (as disclosed in the “Compensation Discussion and Analysis” section above) of Jeffrey T. Sanfilippo, Michael J. Valentine, Jasper B. Sanfilippo, Jr. and James A. Valentine for fiscal 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, as well as persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and The Nasdaq Stock Market LLC, and to furnish us with copies of these forms. To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5 submitted to us, we believe there were no instances of noncompliance with the filing requirements imposed by Section 16(a) of the Exchange Act during fiscal 2014 with respect to the foregoing persons.

ANNUAL REPORT ON FORM 10-K

Our annual report on Form 10-K for the fiscal year ended June 26, 2014, has been included in the delivery of this Proxy Statement or is available at http://www.proxydocs.com/JBSS. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

We will provide without charge, upon the written request of any stockholder, a copy of our most recent fiscal year’s annual report on Form 10-K, including the financial statements and the financial statement schedules. Such written request should be directed to:

John B. Sanfilippo & Son, Inc.

Stockholder Annual Report Request

Attn: Corporate Secretary

1703 N. Randall Road

Elgin, Illinois 60123-7820

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Internet Notice, proxy statement and form of proxy for presentation at our 2015 annual meeting, the stockholder’s proposal must be received by us at our principal executive offices at 1703 N. Randall Road, Elgin, Illinois 60123-7820 by May 21, 2015. The proposal should be sent to the attention of the Secretary of our company.

If a stockholder intends to present a proposal at the 2015 annual meeting that is not to be included in our company’s proxy materials, the stockholder must comply with the various requirements established in our company’s Bylaws. Among other things, the Bylaws require that the stockholder submit a written notice to the Secretary of our company at the address in the preceding paragraph not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Thus, any notice must be received at our principal executive offices no later than July 31, 2015, and no earlier than July 1, 2015. However, if the annual meeting date is more than 30 days before or more than 70 days after such anniversary date, notice by stockholders must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

NOTICE AND ACCESS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on October 29, 2014. This year, we are again following the Commission’s “Notice and Access” rule. Most stockholders will receive the Internet Notice in lieu of a printed paper copy of our proxy materials. The Internet Notice provides instructions as to how stockholders can access our proxy statement and annual report online at http://www.proxydocs.com/JBSS , describes matters to be considered at the Annual Meeting, and gives instructions as to how shares can be voted. Stockholders receiving the Internet Notice can request a printed paper copy of the proxy materials by following the instructions set forth in the Internet Notice. Should a stockholder need directions to attend the Annual Meeting and vote in person, please call (847) 214-4612.

PROXY SOLICITATION

The Internet Notice will be mailed to stockholders who were not mailed the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including our proxy statement and our annual report, at the Internet website address http://www.proxydocs.com/JBSS . All stockholders were either mailed the Internet Notice, or mailed the printed proxy materials which include a proxy card. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card or Internet Notice.

Proxies will be solicited from stockholders by telephone, Internet and postal mail. Proxies may also be solicited by directors, officers and a small number of our regular employees personally or by mail, telephone, fax or e-mail, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Internet Notice, proxy materials, or any other soliciting material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their expenses in doing so. The entire cost of the preparation and mailing of the Internet Notice and the preparation and mailings of this Proxy Statement and accompanying materials, and the related proxy solicitation, will be borne by us.

Whether or not a stockholder plans to attend the annual meeting and vote in person, we request that the stockholder read our proxy materials and submit the stockholder’s proxy vote. A stockholder submitting a proxy vote will not affect the stockholder’s right to attend the meeting and vote in person. A stockholder who has given a proxy may revoke it by: (a) delivering a written notice of revocation to our Secretary prior to the exercise of the proxy at the Annual Meeting; (b) duly submitting a subsequent proxy so that it is received by 5:00 P.M. Eastern Time on October 28, 2014; or (c) attending the Annual Meeting and voting in person. Any written notice of revocation should be received by us at 1703 N. Randall Road, Elgin, Illinois 60123-7820, Attention: Secretary, or hand delivered to the Secretary, before the closing of the polls at the Annual Meeting.

STOCKHOLDER CHANGE OF ADDRESS

Stockholders must submit changes to the address and/or title associated with their stock certificates by contacting our transfer agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

1-(800)-937-5449

www.amstock.com

We shall not be responsible for the consequences of a stockholder’s failure to provide such updates to our transfer agent, which could include, but are not limited to, loss of shares, non-payment of dividends or non-receipt of proxy solicitation materials.

OTHER MATTERS

Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the Internet Notice and the notice of the Annual Meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

By Order of the Board of Directors

MICHAEL J. VALENTINE
Secretary

Elgin, Illinois

September 15, 2014

Annex A

John B. Sanfilippo & Son, Inc.

2014 Omnibus Incentive Plan

John B. Sanfilippo & Son, Inc.

2014 Omnibus Incentive Plan

Article 1. Establishment, Purpose and Duration

1.1 Establishment. John B. Sanfilippo & Son, Inc., a Delaware corporation, establishes an incentive compensation plan to be known as John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan, as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3. This Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Company.

1.2 Purpose of this Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and (c) enabling the Company to attract and retain qualified and competent persons as employees of the Company and to serve as members of the Board upon whose judgment, interest, and performance are required for the successful operations of the Company.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.7 “Cause” means, in the judgment of the Committee:

(a) the breach by the Participant of any employment agreement, employment arrangement or any other agreement with the Company or a Subsidiary;

(b) the Participant engaging in a business that competes with the Company or a Subsidiary;

(c) the Participant disclosing business secrets, trade secrets or confidential information of the Company or a Subsidiary to any party;

(d) dishonesty, misconduct, fraud or disloyalty by the Participant;

(e) misappropriation of corporate funds;

(f) failure to substantially perform his or her duties as an Employee or Director (for reasons other than physical or mental illness); or

(g) such other conduct by the Participant of an insubordinate or criminal nature as to have rendered the continued employment or association of the Participant incompatible with the best interests of the Company and its Subsidiaries.

2.8 A “Change in Control” means, except as may otherwise be provided in an Award Agreement, the first date on which one of the following events occurs:

(a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b) the sale, transfer or other disposition of all or substantially all of the Company’s assets other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, where more than 50% of the combined voting power of such entity’s securities outstanding immediately after such sale or disposition is owned by persons who were not stockholders of the Company immediately prior to such sale or disposition;

(c) a change in the composition of the Board, as a result of which fewer than one-half of the Directors following such change in composition of the Board are Directors who either (i) had been Directors of the Company on the date 12 months prior to the date of the event that may constitute a Change in Control (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were still in office at the time of the election or nomination and (B) the directors whose election or nomination was previously approved pursuant to this Clause (ii); or

(d) any transaction as a result of which any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, or any group that is controlled by Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) (during the 12 month period ending on the date of the most recent acquisition of voting securities), directly or indirectly, of the voting securities of the Company representing at least 30% of the total voting power of the Company (with respect to all matters other than the election of directors) represented by the Company’s then outstanding voting securities. For purposes of this Clause (d), the term “transaction” shall include any conversion of the Class A Stock, whether or not such conversion occurs in connection with a sale, transfer or other disposition of such Class A Stock.

For purposes of this definition: (i) the term “person” shall exclude: (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary; and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock (it being understood that for purposes of subsequently determining whether a Change in Control has occurred, all references to the “Company” in the definition of Change in Control shall be deemed to be references to the Company and/or such corporation, as applicable); (ii) the term “group” shall exclude any group controlled by any person identified in clause (i)(A) above and (iii) the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have meanings correlative thereto.

Notwithstanding the foregoing, for purposes of any Award subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction or series of related transactions, constitutes a change in ownership of the Company, a change in effective control of the Company, a change in ownership of a substantial portion of the Company’s assets, each under Section 409A of the Code or otherwise constitutes a change on control within the meaning of Section 409A of the Code; provided, however, if the Company treats an event as a Change in Control that does not meet the requirements of Section 409A of the Code, such Award shall be deemed vested in accordance with Article 17 and paid when it would otherwise have been paid but for the Change in Control.

2.9 “Class A Stock” means the Class A common Stock, $.01 par value per share, of the Company.

2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11 “Commission” means the Securities and Exchange Commission.

2.12 “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Commission under the Exchange Act, or such rule or any successor rule thereto which is in effect from time to time, Section 162(m) of the Code and any applicable listing or governance requirements of any securities exchange on which the Company’s Shares are listed.

2.13 “Company” means John B. Sanfilippo & Son, Inc., and any successor thereto as provided in Section 22.21.

2.14 “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is a “covered employee” as defined in Code Section 162(m).

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disability” means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or tasks to which such Participant was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period. With respect to any Award that constitutes deferred compensation under Code Section 409A and is subject to Code Section 409A, the Committee may not find that a Disability exists with respect to the applicable Participant unless, in the Committee’s opinion, such Participant is also “disabled” within the meaning of Code Section 409A.

2.17 “Dividend Equivalent” has the meaning set forth in Section 18.

2.18 “Effective Date” has the meaning set forth in Section 1.1.

2.19 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.21 “Fair Market Value” or “FMV” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the NASDAQ Global Market, or if no sales of Shares shall have occurred on such exchange on the applicable date the closing price of the Shares on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

2.22 “Family Member” means Jasper B. Sanfilippo, Sr. (“Jasper”), Mathias A. Valentine, (“Mathias”), a spouse of Jasper, a spouse of Mathias, any lineal descendant of Jasper or any lineal descendant of Mathias.

2.23 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan by the Committee (or such later date as specified in advance by the Committee) or, in the case of an Award granted to a Nonemployee Director, the date on which such Award is approved by the Board (or such later date as specified in advance by the Board).

2.24 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

2.25 “Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.26 “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.27 “Nonemployee Director” means a Director who is not an Employee.

2.28 “Nonqualified Stock Option” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.29 “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.30 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.31 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

2.32 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.33 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.34 “Performance Measures” means measures, as described in Section 15.2, upon which performance goals are based and that are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.35 “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award; provided, however, that a Performance Period may not be less than twelve months in duration.

2.36 “Performance Share” means an Award granted pursuant to Article 10.

2.37 “Performance Unit” means an Award granted pursuant to Article 11.

2.38 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.39 “Permitted Holder” means:

(a) a Family Member;

(b) a legal representative of a deceased or disabled Family Member’s estate, provided that such legal representative is a Family Member;

(c) a trustee of any trust of which all the beneficiaries (and any donees and appointees of any powers of appointment held thereunder) are Family Members and the trustee of which is a Family Member;

(d) a custodian under the Uniform Gifts to Minors Act or Uniform Transfers to Minors Act for the exclusive benefit of a Family Member, provided that such custodian is a Family Member;

(e) any corporation, partnership or other entity, provided that at least 75% of the equity interests in such entity (by vote and by value) are owned, either directly or indirectly, in the aggregate by Family Members;

(f) any bank or other financial institution, solely as a bona fide pledgee of shares of Class A Stock by the owner thereof as collateral security for indebtedness due to the pledgee; or

(g) any employee benefit plan, or trust or account held thereunder, or any savings or retirement account (including an individual retirement account), held for the exclusive benefit of a Family Member.

2.40 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.41 “Plan” means John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan, as the same may be amended from time to time.

2.42 “Prior Plan” means the John B. Sanfilippo & Son, Inc. 2008 Equity Incentive Plan, as amended.

2.43 “Restricted Stock” means an Award granted pursuant to Article 8.

2.44 “Restricted Stock Unit” means an Award granted pursuant to Article 9.

2.45 “Retirement” means (a) for an Employee a Termination of Service, other than for Cause, to the extent the Employee has (i) attained age 60 and completed 5 years of service with the Company or any Subsidiary or (ii) attained age 55 and completed 10 years of service with the Company or any Subsidiary and (b) for a Nonemployee Director Termination of Service on or after the attainment of age 60.

2.46 “Share” means a share of common stock par, value $.01 per share, of the Company.

2.47 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.

2.48 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% of the total combined voting power of all classes of stock.

2.49 “Termination of Service” means the following:

(a) for an Employee, the date on which the Employee is no longer an Employee;

(b) for a Nonemployee Director, the date on which the Nonemployee Director is no longer a member of the Board;

(c) for a Third-Party Service Provider, the date on which such individual no longer provides substantial services on a regular basis.

With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A, meaning the termination of the Participant’s employment with the Company and the Subsidiaries, regardless of the reason for the termination of employment.

2.50 “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration.

(c) To correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(d) To approve forms of Award Agreements for use under the Plan;

(e) To determine Fair Market Value of a Share in accordance with Section 2.21 of the Plan;

(f) To amend the Plan or any Award Agreement as provided in the Plan;

(g) To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(h) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;

(i) To determine whether Awards will be settled in shares of common stock, cash or in any combination thereof;

(j) To determine whether Awards will provide for Dividend Equivalents;

(k) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(l) To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable stockholder approval requirements set forth in Section 21.1 of the Plan;

(m) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(n) To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares; and

(o) To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereto including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service.

3.3 Delegation. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to either an Employee who is considered Covered Employee or an officer (as defined in Rule 16a-1(f) of the Exchange Act); (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under Section 4.4, the total number of Shares that are available for Awards shall be 1,000,000 Shares, which shall include any Shares that are available for Awards under the Prior Plan as of the Effective Date. Such Shares may be authorized and unissued Shares, treasury Shares, or Shares purchased by the Company in the open market, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.

4.2 Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a) Any Shares related to an Award granted under the Prior Plan or this Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under this Plan.

(b) Any Shares tendered (by either actual delivery or attestation) on or after the Effective Date (i) to pay the Option Price of an Option granted under the Prior Plan or this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Prior Plan or this Plan, shall not become available again for grant under this Plan.

(c) Any Shares that were subject to an SAR granted under the Prior Plan or this Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under this Plan.

4.3 Annual Award Limits. Subject to adjustment as set forth in Section 4.4 (each of (a)-(c) an “Annual Award Limit” and collectively the “Annual Award Limits”):

(a) the maximum aggregate number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 500,000 Shares (for avoidance of the doubt, this limit applies separately to each type of award);

(b) the maximum aggregate number of Shares that may be paid to any Participant in any calendar year under an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards, in each case that are Performance-Based Compensation, shall be 250,000 Shares determined as of the date of payout (for avoidance of the doubt, this limit applies separately to each type of award); and

(c) the maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash, in each case that are Performance-Based Compensation, shall be $5,000,000 determined as of the date of payout.

4.4 Adjustments. All Awards shall be subject to the following provisions:

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction (each, a “Corporate Transaction”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Award Agreements, the number and kind of Shares subject to outstanding Awards, the Option Price or exercise price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b) In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 15.4. In addition, adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, (ii) the substitution of other property (including, without limitation, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under this Plan or the Shares covered by outstanding Awards, and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c) The determination of the Committee as to the foregoing adjustments set forth in this Section 4.4, if any, shall be conclusive and binding on Participants under this Plan.

Article 5. Eligibility and Participation

5.1 Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees, Nonemployee Directors and Third-Party Service Providers.

5.2 Participation in the Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

5.3 Award Agreements. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

Article 6. Stock Options

6.1 Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2 Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.

6.3 Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary of its Grant Date.

6.4 Exercise Requirements. Except as otherwise provided by the Committee and set forth in the Award Agreement, each Option shall become exercisable in equal installments of 25% of the total number of Shares subject to such Option on each of the first, second, third and fourth anniversaries of the Option’s Grant Date; provided, however, that the Participant remains an Employee (or a Nonemployee Director or continues to provide services as a consultant, as applicable) on a regular and continuous basis through each such anniversary of the Option’s Grant Date.

6.5 Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. In the event a Participant incurs a Termination of Service, the Participant may exercise any then outstanding and exercisable Options in accordance with the following provisions:

(a) If the Participant’s Termination of Service is due to death, any unexercised Options to the extent exercisable on the date of the Participant’s death, may be exercised, in whole or in part, at any time within one (1) year after the date of death by the Participant’s personal representative or by the person to whom the Options are transferred by will or the applicable laws of descent and distribution.

(b) If the Participant’s Termination of Service is due to Disability or Retirement, any unexercised Option, to the extent exercisable at the date of such Disability or Retirement, may be exercised, in whole or in part, at any time within three (3) years after the date of such Disability or Retirement; provided that, if the Participant dies after such Disability or Retirement and before the expiration of such three (3) year period, unexercised Options held by such deceased Participant may be exercised by his or her personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution within one (1) year after the Participant’s date of death.

(c) If the Participant’s Termination of Service for any reason other than by death, Retirement, Disability, or Cause, any unexercised Option, to the extent exercisable on the date of such Termination of Service, may be exercised, in whole or in part, at any time within ninety (90) days from the date of such Termination of Service.

Notwithstanding any provision to the contrary in this Section 6.5 of the Plan, in no event shall the exercise period of an Option extend beyond the term of the Option as determined in accordance with Section 6.3 of the Plan.

6.6 Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a) In cash or its equivalent;

(b) By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c) By a cashless (broker-assisted) exercise;

(d) By any combination of (a), (b) and (c); or

(e) Any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a) Special ISO definitions:

(i) “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii) “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii) A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b) Eligible employees. An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.

(c) Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d) Option price. The Option Price for each grant of an ISO shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.

(e) Right to exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.

(f) Exercise period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner) from the date on which the ISO was granted.

(g) Termination of Service. In the event a Participant has a Termination of Service due to death or Disability, the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such Termination of Service or if shorter, the remaining term of the ISO. In the event a Participant has a Termination of Service for reasons other than death or Disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such Termination of Service; provided, however, that such period may not exceed three months from the date of such Termination of Service or if shorter, the remaining term of the ISO.

(h) Dollar limitation. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of such Incentive Stock Options during any calendar year under all plans of the Company and ISO Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

(i) Duration of plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.

(j) Notification of disqualifying disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code section 421(b) has occurred.

(k) Transferability. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.

7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.

7.3 Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its Grant Date.

7.4 Exercise Requirements. Except as otherwise provided by the Committee and set forth in the Award Agreement, each SAR shall become exercisable in equal installments of 25% of the total number of Shares subject to the SAR on each of the first, second, third and fourth anniversaries of the SAR’s Grant Date; provided, however, that the Participant remains an Employee (or a Nonemployee Director or continues to provide services as a consultant, as applicable) on a regular and continuous basis through each such anniversary of the SAR’s Grant Date.

7.5 Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. In the event a Participant incurs a Termination of Service, the Participant may exercise any then outstanding and exercisable SARs in accordance with the following provisions:

(a) If the Participant’s Termination of Service is due to death, any unexercised SARs to the extent exercisable on the date of the Participant’s death, may be exercised, in whole or in part, at any time within one (1) year after the date of death by the Participant’s personal representative or by the person to whom the SARs are transferred by will or the applicable laws of descent and distribution.

(b) If the Participant’s Termination of Service is due to Disability or Retirement, any unexercised SAR, to the extent exercisable at the date of such Disability or Retirement, may be exercised, in whole or in part, at any time within three (3) years after the date of such Disability or Retirement; provided that, if the Participant dies after such Disability or Retirement and before the expiration of such three (3) year period, unexercised SARs held by such deceased Participant may be exercised by his or her personal representative or by the person to whom the SAR is transferred by will or the applicable laws of descent and distribution within one (1) year after the Participant’s date of death.

(c) If the Participant’s Termination of Service for any reason other than by death, Retirement, Disability, or Cause, any unexercised SAR, to the extent exercisable on the date of such Termination of Service, may be exercised, in whole or in part, at any time within ninety (90) days from the date of such Termination of Service.

Notwithstanding any provision to the contrary in this Section 7.5 of the Plan, in no event shall the exercise period of an SAR extend beyond the term of the SAR as determined in accordance with Section 7.3 of the Plan.

7.6 Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.7 Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.6, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b) The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2 Nature of Restrictions. Each grant of Restricted Stock shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals;

(d) Time-based restrictions; or

(e) Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.

8.3 Vesting Requirements. Except as otherwise provided by the Committee and set forth in the Award Agreement, each Award of Restricted Stock shall become fully vested and nonforfeitable on the third anniversary of the Award’s Grant Date; provided, however, that the Participant remains an Employee (or a Nonemployee Director or continues to provide services as a consultant, as applicable) on a regular and continuous basis through such anniversary of the Grant Date); further, provided, however, that such Awards may vest earlier in accordance with Section 4.4 herein and the Committee, in its discretion, may provide for a vesting period to lapse in pro rata or graded installments over such three-year period.

8.4 Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations).

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from John B. Sanfilippo & Son, Inc.

8.6 Voting Rights. As set forth in a Participant’s applicable Award Agreement, the Committee shall determine the extent to which a Participant holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares.

Article 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2 Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals;

(d) Time-based restrictions; and/or

(e) Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.

9.3 Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder.

9.4 Vesting Requirements. Except as otherwise provided by the Committee and set forth in the Award Agreement, each Award of Restricted Stock Units shall become fully vested and nonforfeitable on the third anniversary of the Award’s Grant Date; provided, however, that the Participant remains an Employee (or a Nonemployee Director or continues to provide services as a consultant, as applicable) on a regular and continuous basis through such anniversary of the Grant Date); further, provided, however, such Awards may vest earlier in accordance with Section 4.4 herein and the Committee, in its discretion, may provide for a vesting period to lapse in pro rata or graded installments over such three-year period.

9.5 Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement shall be made in Shares unless otherwise specified in the Award Agreement.

Article 10. Performance Shares

10.1 Grant of Performance Shares. Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Shares shall be evidenced by an Award Agreement.

10.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3 Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

10.4 Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of Shares unless otherwise specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 11. Performance Units

11.1 Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3 Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

11.4 Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 12. Other Stock-Based Awards and Cash-Based Awards

12.1 Grant of Other Stock-Based Awards and Cash-Based Awards.

(a) The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b) The Committee may grant Cash-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

(c) Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.

12.2 Value of Other Stock-Based Awards and Cash-Based Awards.

(a) Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b) Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3 Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.

Article 13. Effect of Termination of Service

Unless otherwise provided in an Award Agreement, or determined in the discretion of the Committee, the impact of a Participant’s Termination of Service on a Participant’s then outstanding Awards shall be determined in accordance with following provisions.

(a) A Participant’s Termination of Service is due to death or Disability, such Termination of Service will affect the Participant’s then-outstanding Awards in the following manner:

(i) the Participant’s then-outstanding Options and SARs that are not exercisable and as to which such ability to exercise depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall immediately become fully exercisable over the exercise period specified in Sections 6.5 and 7.5 of the Plan, respectively; and

(ii) the Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in Shares unless otherwise provided for under the applicable Award Agreement as soon as practicable following such Termination of Service but no later than sixty days thereafter.

(b) A Participant’s Termination of Service is due to Retirement, such Termination of Service will affect the Participant’s then-outstanding Awards as set forth in this Section 13(b), provided, however, that the Participant must notify an officer of the Company at least 365 days before their date of Retirement to be eligible for the conditions set forth in this Section 13(b). In the event that the Participant fails to notify an officer of the Company at least 365 days before their date of Retirement, the Committee shall have the discretion to determine the treatment of the Participant’s Awards.

(i) The Participant’s then-outstanding Options and SARs that are not exercisable and as to which such ability to exercise depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall immediately become fully exercisable over the exercise period specified in Sections 6.5 and 7.5 of the Plan, respectively; and

(ii) the Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement as soon as practicable following such Termination of Service but no later than sixty days thereafter.

(c) If a Participant’s Termination of Service is due to voluntary or involuntary Termination of Service, except in the case of Retirement, then the Participant’s then-outstanding Awards that are not exercisable or vested shall be immediately forfeited.

(d) In the case of an Award that is not exercisable or vested upon a Participant’s Termination of Service due to death, Disability or Retirement and as to which the ability to exercise or vesting depends upon the satisfaction of one or more performance conditions (other than a service obligation) shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, notwithstanding that the applicable performance cycle, retention cycle or restriction conditions shall not have been completed or met, and shall be settled pro rata, based on the proportion of the applicable performance period during which the Participant was employed, in cash, Shares or a combination thereof as provided for under the applicable Award Agreement as soon as practicable but no later than sixty days after such Termination of Service due to death, Disability or Retirement.

Article 14. Transferability of Awards and Shares

14.1 Transferability of Awards. Except as provided in Section 14.2, during a Participant’s lifetime, Options shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 14.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

14.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 14.1, any or all Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value without stockholder approval.

14.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.

Article 15. Performance-Based Compensation and Compliance with Code Section 162(m)

15.1 Compliance with Section 162(m). The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) of the Code and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such award to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c). The Committee shall have the sole authority to specify which Awards are to be granted in compliance with Section 162(m) and treated as Performance-Based Compensation.

15.2 Performance Measures. The performance measures upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Book value;

(b) Cash flow (including, funds from operations);

(c) Customer Satisfaction;

(d) Earnings (either in aggregate or on a per-share basis);

(e) Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);

(f) Economic value added;

(g) Expenses/costs;

(h) Gross or net income

(i) Gross or net operating margins;

(j) Gross or net profits

(k) Gross or net revenues;

(l) Margins;

(m) Market share;

(n) Net income;

(o) Operating income;

(p) Operational performance measures;

(q) Pre-tax Income;

(r) Productivity ratios;

(s) Profitability ratios;

(t) Return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment);

(u) Share price (including growth in share price and total stockholder return);

(v) Stockholder value added which is equal to (i) the net operating profit after tax minus (ii) capital charge; where the capital charge is equal to invested capital multiplied by the weighted average cost of capital;

(w) Strategic business objectives (including objective project milestones);

(x) Transactions relating to acquisitions or divestitures; or

(y) Working capital.

Any Performance Measure(s) may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 15.

15.3 Evaluation of Performance. The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, (g) gains and losses that are treated as extraordinary items under Financial Accounting Standard No. 145 (Accounting Standards Codification 225), (h) foreign exchange gains and losses or (i) reorganization or restructuring program. To the extent such inclusions or exclusions affect Awards to Covered Employees; they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

15.4 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.

15.5 Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 15.2.

Article 16. Nonemployee Director Awards

16.1 Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

16.2 Awards in Lieu of Fees. The Board or Committee may permit a Nonemployee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.

16.3 Annual Award Limits. The maximum aggregate number of Shares for which Awards may be granted to any Nonemployee Director in any calendar year shall be 100,000.

Article 17. Effect of a Change in Control

17.1 Certain Rules. Except as otherwise determined by the Committee, any spin-off of a division or subsidiary of the Company to its stockholders will not constitute a Change in Control of the Company.

17.2 Discretionary Treatment; Default Provisions. The Committee shall determine the treatment of outstanding Awards prior to a Change in Control, except that to the extent the Committee takes no action (and except as otherwise expressly provided for in an Award Agreement or as required to comply with Code Section 409A):

(a) all Options and Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

(b) all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied as of the date of the Change in Control; and

(c) all Restricted Stock Units, Dividend Equivalents and any Award subject to performance goals, including Performance Stock or Performance Stock Units, shall become vested and deemed earned or satisfied at target, notwithstanding that the applicable performance cycle, retention cycle or restriction conditions shall not have been completed or met, and shall be settled pro rata, based on the proportion of the applicable performance period during which the Participant was employed, in cash, Shares or a combination thereof as provided for under the applicable Award Agreement or otherwise settled within 30 days of the Change in Control (except to the extent that payment must be made pursuant to its original schedule in order to comply with Code Section 409A).

17.3 Potential Treatment. Without limitation, except as expressly provided for in an Agreement, the Committee may elect prior to a Change in Control, that in the event of a Change in Control, that all or any portion of an Award, with no requirement of uniform treatment:

(a) Shall be assumed or an equivalent award be substituted by the successor corporation in any Change in Control transaction, or a parent or subsidiary of such successor corporation;

(b) Shall be cancelled or forfeited and settled in cash (except where such action would cause an excise tax to be payable pursuant to Code Section 409A); or

(c) With respect to any unexercised portion of an Option or Stock Appreciation Right, shall be cancelled following the time permitted to exercise said Award.

17.4 409A Limitation. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the Participant.

Article 18. Dividends and Dividend Equivalents

With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on Shares that are subject to such Award granted to the Participant, with such dividends credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee; provided, however, that in the case of an Award of Restricted Stock as to which vesting depends upon the satisfaction of one or more performance conditions or solely upon the satisfaction of a service condition, such dividends shall be subject to the same performance conditions or service conditions, as applicable, as the underlying Award. Dividends shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Except for Options, SARs and Restricted Stock, the Committee may grant dividend equivalent payments (“Dividend Equivalents”) to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant, with such Dividend Equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee; provided, however, that in the case of an Award as to which vesting depends upon the satisfaction of one or more performance conditions or solely upon the satisfaction of a service condition, such Dividend Equivalents shall be subject to the same performance conditions or service conditions, as applicable, as the underlying Award. Dividend Equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 19. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 20. Rights of Participants

20.1 Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board or Committee without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.

20.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

20.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 21. Amendment and Termination

21.1 Amendment and Termination of the Plan and Awards.

(a) Subject to subparagraphs (b) and (c) of this Section 21.1 and Section 21.3 of the Plan, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b) Except as provided for in Section 4.4, the terms of an outstanding Award may not be amended, without prior stockholder approval, to:

(i) reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR,

(ii) cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or

(iii) cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

(c) Notwithstanding the foregoing, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

21.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 15.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.

21.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2, 21.4 and 21.5, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

21.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to the Plan and any Award without further consideration or action.

21.5 Deferred Compensation. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award will not be subject to the requirements applicable to deferred compensation under section 409A of the Code and the regulations thereunder. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

Article 22. General Provisions

22.1 Forfeiture Events.

(a) In addition to the forfeiture events specified in Section 22.1(b), the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(b) A Participant’s Termination of Service for Cause shall result in the forfeiture of the Participant’s outstanding and unexercisable Options and SARs and any outstanding and unvested Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant as of the date immediately preceding the Participant’s Termination of Service.

22.2 Tax Withholding.

(a) Minimum Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.

(b) Share Withholding. With respect to withholding required upon the exercise of Options or SARS, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively referred to as “Share Payment”), a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from the Share Payment the number of Shares having a Fair Market Value on the date of the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

22.3 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.4 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.5 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.6 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.7 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.8 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.9 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.10 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by this Plan;

(b) Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 22.10 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.11 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.12 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

22.13 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.14 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

22.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

22.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

22.18 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

22.19 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

22.20 Indemnification. Subject to requirements of the laws of the state of Delaware, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

22.21 Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company

1703 N. Randall Rd.  |  Elgin, IL 60123-7820 U.S.A.  |  P 847.289.1800    F 847.289.1843

www.fishernuts.com  |  www.jbssinc.com

ANNUAL MEETING OF JOHN B. SANFILIPPO & SON, INC.

Date: Wednesday, October 29, 2014 Time: 10:00 A.M. (Central Time)

Place: 1707 N. Randall Road, Elgin, Illinois 60123

Please make your marks like this: Use dark black pencil or pen only

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

01 Governor Jim R. Edgar

02 Ellen C. Taaffe

03 Daniel M. Wright

AllVote Nominees For From Withhold All Nominees Vote All *Vote Except For

*INSTRUCTIONS: nominee, mark the To “Except” withhold box authority and write to the vote number(s) for any to corresponding withhold in the to space the nominee provided listed to the above right. that you want

The Board of Directors recommends that you For Against Abstain vote FOR the following proposal: 2. appointment Ratification of of the PricewaterhouseCoopers Audit Committee’s LLP Accounting as our Independent Firm for the 2015 Registered fiscal year. Public The Board of Directors recommends that you For Against Abstain vote FOR the following proposal:

3. Advisory compensation. vote to approve executive

The Board of Directors recommends that you For Against Abstain vote FOR the following proposal:

4. Approval 2014 Omnibus of the Incentive John B. Sanfilippo Plan. & Son, Inc.

Note: Upon before such the Annual other matters Meeting: as In may their properly discretion, come the as proxies may properly are authorized come to before vote the on such Annual other Meeting matters or any postponements or adjournments thereof.

Authorized Signatures - This section must be executed and completed.

Please Sign Above Please Date Above

Please Sign Above Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority after signature. Corporations must provide full name of corporation and title of authorized officer signing the proxy after signature.

Common Stock

PCCOM.indd 1

Annual Meeting of John B. Sanfilippo & Son, Inc. to be held on Wednesday, October 29, 2014 for Holders as of September 02, 2014

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET TELEPHONE

Go www. To: proxypush.com/JBSS Call: 866-390-5359

Cast your vote online. Use any touch-tone telephone.

OR

View proxy materials. Have your Voting Instruction Form ready.

Follow the simple recorded instructions.

MAIL

OR Mark, sign and date your Voting Instruction Form.

Detach your Voting Instruction Form.

Return your Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Jasper B. Sanfilippo, Jr. and Michael J. Valentine, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Common Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held on Wednesday, October 29, 2014 at 10:00 A.M. Central Time at 1707 N. Randall Road, Elgin, Illinois 60123, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted: FOR the election of all nominees for Director in proposal 1.

FOR the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2015 fiscal year in proposal 2.

FOR the advisory vote to approve executive compensation in proposal 3.

FOR the approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan in proposal 4.

All votes must be received by 5:00 P.M., Eastern Time, October 28, 2014.

PROXY TABULATOR

MEDIANT COMMUNICATIONS LLC P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.

Revocable Proxy — John B. Sanfilippo & Son, Inc.

Annual Meeting of Stockholders

October 29, 2014, 10:00 A.M. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jasper B. Sanfilippo, Jr. and Michael J. Valentine, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Common Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held on Wednesday, October 29, 2014 at 10:00 A.M. Central Time at 1707 N. Randall Road, Elgin, Illinois 60123, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the election of all nominees for Director in proposal 1.

FOR the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2015 fiscal year in proposal 2.

FOR the advisory vote to approve executive compensation in proposal 3.

FOR the approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan in proposal 4.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Please separate carefully at the perforation and return just this portion in the envelope provided.

ANNUAL MEETING OF JOHN B. SANFILIPPO & SON, INC.

Date: Wednesday, October 29, 2014 Time: 10:00 A.M. (Central Time)

Place: 1707 N. Randall Road, Elgin, Illinois 60123

Please make your marks like this: Use dark black pencil or pen only

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

01 James J. Sanfilippo 04 Mathias A. Valentine

02 Jasper B. Sanfilippo, Jr. 05 Michael J. Valentine

03 Jeffrey T. Sanfilippo 06 Timothy R. Donovan

AllVote Nominees For From Withhold All Nominees Vote All *Vote Except For

*INSTRUCTIONS: nominee, mark the To “Except” withhold box authority and write to the vote number(s) for any corresponding to withhold in the to space the nominee provided listed to the above right. that you want

The Board of Directors recommends that you For Against Abstain vote FOR the following proposal:

2. Ratification of the Audit Committee’s

appointment of PricewaterhouseCoopers

LLP as our Independent Registered Public

Accounting Firm for the 2015 fiscal year.

The Board of Directors recommends that you For Against Abstain vote FOR the following proposal:

3. Advisory vote to approve executive

compensation.

The Board of Directors recommends that you For Against Abstain vote FOR the following proposal:

4. Approval of the John B. Sanfilippo & Son, Inc.

2014 Omnibus Incentive Plan.

Note: Upon such other matters as may properly come

before the Annual Meeting: In their discretion, the

proxies are authorized to vote on such other matters

as may properly come before the Annual Meeting or

any postponements or adjournments thereof.

Authorized Signatures - This section must be executed and completed.

Please Sign Above Please Date Above

Please Sign Above Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority after signature. Corporations must provide full name of corporation and title of authorized officer signing the proxy after signature.

Class A Stock

PCCLSA.indd 1

Annual Meeting of John B. Sanfilippo & Son, Inc.

to be held on Wednesday, October 29, 2014

for Holders as of September 02, 2014

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET TELEPHONE

Go To: Call: 866-390-5359

www.proxypush.com/JBSS

Cast your vote online. OR Use any touch-tone telephone.

View proxy materials. Have your Voting Instruction Form ready.

Follow the simple recorded instructions.

MAIL

OR Mark, sign and date your Voting Instruction Form.

Detach your Voting Instruction Form.

Return your Voting Instruction Form in the

postage-paid envelope provided.

The undersigned hereby appoints Jasper B. Sanfilippo, Jr. and Michael J. Valentine, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Class A

Common Stock of John B. Sanlippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanlippo &

Son, Inc. to be held on Wednesday, October 29, 2014 at 10:00 A.M. Central Time at 1707 N. Randall Road, Elgin, Illinois 60123, and

any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the election of all nominees for Director in proposal 1.

FOR the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our

Independent Registered Public Accounting Firm for the 2015 fiscal year in proposal 2.

FOR the advisory vote to approve executive compensation in proposal 3.

FOR the approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan in proposal 4.

All votes must be received by 5:00 P.M., Eastern Time, October 28, 2014.

PROXY TABULATOR

MEDIANT COMMUNICATIONS LLC

P.O. BOX 8016

CARY, NC 27512-9903

EVENT #

CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.

Revocable Proxy — John B. Sanfilippo & Son, Inc.

Annual Meeting of Stockholders

October 29, 2014, 10:00 A.M. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jasper B. Sanfilippo, Jr. and Michael J. Valentine, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Class A Common Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held on Wednesday, October 29, 2014 at 10:00 A.M. Central Time at 1707 N. Randall Road, Elgin, Illinois 60123, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the election of all nominees for Director in proposal 1.

FOR the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2015 fiscal year in proposal 2.

FOR the advisory vote to approve executive compensation in proposal 3.

FOR the approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan in proposal 4.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Please separate carefully at the perforation and return just this portion in the envelope provided.